OFFICE LEASE

between

Sansone Pecos I-215 II, LLC,
a Nevada limited-liability company

and

BOOMj.com, Inc.
a Nevada corporation

Dated: December 28, 2007

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10.	TAX ON TENANT’S PERSONAL PROPERTY	14
10.1	PERSONAL PROPERTY TAXES	14
10.2	EXCLUSION FROM REAL ESTATE TAXES	14
11.	INSURANCE; WAIVER; SUBROGATION	14
11.1	LIABILITY INSURANCE	14
11.2	PROPERTY INSURANCE	15
11.3	POLICY REQUIREMENTS	15
11.4	WAIVER OF SUBROGATION	16
11.5	BUSINESS OVERHEAD INSURANCE
12.	FIRE OR CASUALTY	16
12.1	REPAIR ESTIMATE	16
12.2	TENANT’S RIGHTS	16
12.3	LANDLORD’S RIGHTS	16
12.4	REPAIR OBLIGATION	17
12.5	WAIVER OF STATUTORY PROVISIONS	17
12.6	ABATEMENT OF RENT	17
13.	EMINENT DOMAIN	17
13.1	TOTAL TAKING	17
13.2	PARTIAL TAKING - TENANT’S RIGHTS	17
13.3	PARTIAL TAKING - LANDLORD’S RIGHTS	18
13.4	AWARD	18
14.	ASSIGNMENT AND SUBLETTING	18
14.1	GENERAL PROHIBITION	18
14.2	NOTICE OF INTENT TO ASSIGN OR SUBLET	18
14.3	NO RELEASE OF TENANT’S OBLIGATIONS	18
14.4	TRANSFER IS ASSIGNMENT	19
14.5	ASSUMPTION OF OBLIGATIONS	19
15.	LANDLORD’S RESERVED RIGHTS	19
15.1	RIGHT OF ENTRY	19
15.2	BUILDING AND COMMON AREAS	20
15.3	NAME	20
15.4	DEVELOPMENT OF OTHER IMPROVEMENTS	20
15.5	INCORPORATION OF OTHER IMPROVEMENTS	20
16.	INDEMNIFICATION AND LIMITATION ON LIABILITY	21
16.1	INDEMNIFICATION OBLIGATIONS	21
16.2	LIMITATION ON LANDLORD’S LIABILITY	21
17.	SALE BY LANDLORD	21
18.	SUBORDINATION	22
18.1	SUBORDINATION	22
18.2	ATTORNMENT	22
18.3	NOTICE FROM TENANT	22

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19.	ESTOPPEL CERTIFICATES	22
20.	SURRENDER OF PREMISES AND REMOVAL OF PROPERTY	23
20.1	NO MERGER	23
20.2	SURRENDER OF PREMISES	23
20.3	DISPOSAL OF PROPERTY	23
20.4	NOTICE OF EXPIRATION OF TERM	24
21.	HOLDING OVER	24
22.	DEFAULTS AND REMEDIES	24
22.1	DEFAULTS BY TENANT	24
22.2	LANDLORD’S REMEDIES	25
22.3	RE-ENTRY NOT TERMINATION	27
22.4	DEFINITION OF TENANT	27
23.	BANKRUPTCY	27
24.	INTEREST ON TENANT’S OBLIGATIONS; LATE CHARGES	28
24.1	INTEREST	28
24.2	LATE CHARGE	28
25.	QUIET ENJOYMENT	28
26.	EXAMINATION OF LEASE	28
27.	BROKERS	28
28.	RULES AND REGULATIONS	28
29.	INTENTIONALLY OMITTED	29
30.	RELOCATION OF PREMISES	29
31.	GENERAL PROVISIONS	29
31.1	NO WAIVER	29
31.2	LANDLORD’S RIGHT TO PERFORM	30
31.3	TERMS; HEADINGS	30
31.4	ENTIRE AGREEMENT	30
31.5	SUCCESSORS AND ASSIGNS	30
31.6	NOTICES	30
31.7	SEVERABILITY	31
31.8	TIME OF ESSENCE	31
31.9	GOVERNING LAW	31
31.10	ATTORNEYS’ FEES	31
31.11	FORCE MAJEURE	31
32.	GUARANTY OF LEASE	31
33.	CONFIDENTIALITY	32

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LEASE TERMS SHEET

This Lease Terms Sheet is hereby incorporated into, and made a part of, the Lease.

Date:	December 28, 2007

Landlord:	Sansone Pecos I-215 II, LLC, a Nevada limited-liability company

Tenant:	BOOMj.com, Inc. a Nevada corporation
Contact Name: Mark Noffke (CFO) / Robert McNulty (CEO) /
Address: 9029 S. Pecos Road, Suite #2800, Henderson, NV 89074
Phone: Mark 702-481-1990 / Robert cell 949-290-3808, 702-784-7614
Ben 702-784-5126, cell 481-0075 / Renee 784-5144, cell 767-8800
Fax: 702-492-0117

***Send copies of all notices to Tenant’s attorney:	Mark Doumani 4 Hutton Centre Drive, Suite 410, Santa Ana California 92707

Premises:	9029 S. Pecos Road, Suite #2800, Henderson, NV 89074

Usable Space,
Actual Space,
and Rentable Space:	(a)	Useable Space is estimated to be +/- Four Thousand One Hundred Forty Four (4,144) square feet. Actual Space is estimated to be +/-Four Thousand Five Hundred Sixty (4,560) square feet.

(b)
The Monthly Rent will be based on the Rentable Space, which is Four Thousand Five Hundred Sixty (4,560) square feet. Tenant hereby acknowledges and agrees that the Rentable Space is calculated by multiplying the Actual Space by a load factor of Zero Percent (0%) (which equal Zero (0) square feet) and adding the product thereof to the Actual Space. Tenant acknowledges and agrees that such load factor is applied to the Actual Space to reflect Tenant’s share of the Common Areas (as defined in this Lease) inside the Building, which include, without limitation, lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, elevators and elevator shafts, and other public, common, and service areas of the Building.

(c)
Notwithstanding the above, the actual amount of square feet of “Actual Space” and “Useable Space” shall be determined and/or adjusted based on the final determination thereof by Landlord’s Architect, as provided in Section 1.1 of this Lease.

(d)
The final determination of Actual Space and Useable Space by Landlord’s Architect as provided in Section 1.1 shall bind the parties hereto for all purposes hereof. In addition, Tenant hereby acknowledges that the determination to be made by Landlord’s Architect will be based on measurements, which, for exterior walls, begin at the outer most concrete foundation or the outermost architectural engagement (i.e., the drip line), which ever is further; and for interior demising wall(s), begin at the center thereof, all as determined by Landlord’s Architect.

Tenant’s Initials _____________
   Landlord’s Initials____________

Term:	Forty Eight (48) full calendar months following the Rent Commencement Date.

Rent Commencement
Date:	January 2, 2008

Basic Rent:
$1.95 per each square foot (or Approx. Eight Thousand Eight Hundred Ninety Two Dollars ($8,892.00) per month) of Rentable Space. For all other calculations including Operating Expenses, such amounts shall be based upon the Rentable Space. Basic Rent shall be increased as set forth in Section 4.2. This is a triple net lease and Tenant shall be responsible for its share of all Expenses associated with the Project.

Operating Expenses:
Operating Expenses are estimated to be approximately Thirty One Cents ($0.31) per square foot of Rentable Space per month, which is (Three and 72/100 Dollars ($3.72) per square foot of Rentable Space per annum).

Deposit:	Fifteen Thousand Four Hundred Fifty Eight and 40/100 Dollars ($15,458.40), which is due simultaneously with Tenant’s execution and delivery of this Lease to Landlord.

Cost of Living
Adjustment:	Basic Rent Increases shall be 4% per year, as set forth in Section 4.2

Guaranty:	The obligations of Tenant under this Lease shall be guaranteed by BOOMj.com, Inc.

Tenant Improvement
Allowance:	Shall be Zero Dollars ($0.00) per square foot of Useable Space as set forth in Section 3.2.

Parking:
Nineteen (19) spaces collectively. Tenant shall have the non-exclusive right to use Nineteen (19) of the Project’s uncovered spaces and the exclusive use of zero (0) covered parking space if available at the charges set forth in Section 6.2.

Landlord’s Address:	2301 E. Sunset Road, #8015
Las Vegas, Nevada 89119

Tenant’s Address:	9029 S. Pecos Road, Suite #2800, Henderson, NV 89074

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OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made and entered into as of this day of December 28, 2007, by and between Sansone Pecos I-215 II, LLC, a Nevada limited-liability company (the “Landlord”), and BOOMj.com, Inc., a Nevada corporation (the “Tenant”).

1. Lease of Premises.

1.1 Lease. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (the “Premises”) shown on the drawings attached hereto as Exhibit A, which are commonly described as 9029 S. Pecos Road, Suite #2800, Henderson, NV 89074, consisting of approximately Four Thousand One Hundred Forty Four (4,144) square feet of Usable Space (“Estimated Usable Space”) and approximately Four Thousand Five Hundred Sixty (4,560) square feet of Actual Space (“Estimated Actual Space”). The building in which the Premises are located (the “Building”), consists of Four Thousand Five Hundred Sixty (4,560) square feet of Actual Space (the “Building Actual Space”), and is located on the property legally described as set forth on Exhibit B, which is incorporated herein (the “Property,” and together with the Building and the other structures thereon, the “Project”).

Notwithstanding the above, Landlord’s Architect shall determine the exact amount of “Usable Space” and “Actual Space.” Landlord shall send written notice thereof to Tenant on or before the tenth (10th) day following Landlord’s receipt of such determination from Landlord’s Architect or, if later, the tenth (10th) day following Landlord’s receipt of written notice from Tenant that all the demising walls for the Premises have been installed. The amount of Actual Space as finally determined by Landlord’s Architect pursuant to this Section 1.1 shall bind the parties hereto for all purposes hereof and shall be calculated using measurements that, for exterior walls, begin at the outer most concrete foundation or the outermost architectural engagement (i.e., the drip line), which ever is further; and for interior demising wall(s), begin at the center thereof.

Tenant hereby acknowledges and agrees that the Rentable Space will be calculated by multiplying the Actual Space by a load factor of Zero Percent (0%) (which equals Zero (0) square feet) and adding the product of that mathematical function to the Actual Space. Tenant acknowledges and agrees that such load factor is applied to the Actual Space to reflect Tenant’s share of the Common Areas (defined below) located inside the Building, which are measured using the criteria set forth in the preceding paragraph and which include, without limitation, lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, elevators and elevator shafts, and other public, common, and service areas of the Building.

Tenant acknowledges that neither Landlord nor any agent of Landlord makes any express or implied representation, warranty or guarantee with respect to the any of the Tenant Improvements whatsoever, including without limitation, any representation, warranty or guarantee with respect to the suitability or fitness of the Tenant Improvements for the Use.

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1.2 Modification of Premises, Building and Project. Landlord shall have the sole judgment and discretion to determine the architecture, design, appearance, construction, workmanship, materials and equipment with respect to the construction of the Building and all other portions of the Project; provided, however, that Landlord shall not materially alter the areas, floor elevations of the Premises as shown on Exhibit A without the express written consent of Tenant, which consent shall not be unreasonably withheld or delayed. Moreover, at no time shall such modification unreasonably interfere with Tenants use and enjoyment of the Premises.

Notwithstanding anything contained herein, it is the Tenant’s responsibility to verify the Premises by means of As-Built plans or on-site verification as opposed to relying on the original approved plans.

2. Purpose.

2.1 Use. The Premises shall only be used for internet business operations (the “Use”); provided, however, that the Premises may be used for additional purposes upon obtaining Landlord’s prior written consent, which consent may not be unreasonably withheld so long as Tenants use is for a lawful business purpose allowable by the applicable governing agencies and subject to Section 2.2.

2.2 Limitation on Uses. Except as otherwise provided in this Lease, Tenant shall not use or occupy the Premises, or permit the use or occupancy of the Premises, in any manner or for any purpose that: (a) would violate any law or regulation of any governmental authority, or the provisions of any applicable governmental permit or recorded document; (b) would adversely affect or render more expensive any fire or other insurance maintained by Landlord for the Building or any of its contents;(c) might impair or interfere with any of the services and systems of the Building, including without limitation, the Building’s electrical, mechanical, fire and life safety, structural, plumbing, heating, ventilation and air conditioning systems (collectively, the “Building Systems”) or the janitorial, security and building maintenance services (collectively, the “Service Facilities”); (d) would injure or annoy, or obstruct or interfere with the rights of, other tenants or occupants of the Building or impair the appearance of the Building or be prejudicial to the business or reputation of Landlord or the Project; or (e) is not compatible with the existing use of the Building by other tenants. Further, Tenant’s business machines and mechanical equipment that cause vibration or noise that may be transmitted to the Building’s structure or beyond the Premises shall be installed, maintained and used by Tenant so as to eliminate such vibration or noise.

2.3 Compliance with Permits. Tenant shall (a) procure and maintain any license or permit required for the lawful conduct of its business or other activity on the Premises; (b) submit such license or permit for inspection by Landlord if so requested; and (c) comply at all times with all terms and conditions thereof. The Lease shall be subject to all statutes, laws, ordinances and regulations applicable from time to time to the use, occupancy or possession of the Premises.

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3. Term.

3.1 Effective Date. This Lease shall be effective as of the date it is executed (the “Effective Date”). The Term of this Lease shall commence as of Delivery Date and shall expire at the end of the Forty Eighth (48th) full calendar month following the “Rent Commencement Date” (as defined below and in the Lease Terms Sheet) unless sooner terminated as provided herein (the “Term”). Within five (5) calendar days following receipt of notice from Landlord of Landlord’s good-faith determination of the Rent Commencement Date, Tenant shall confirm the Rent Commencement Date and the expiration date of the Term by executing and delivering a Memorandum of Rent Commencement Date (“Memorandum”) in the form attached hereto as Exhibit C. This Lease shall not be void, voidable, or subject to termination due to, nor shall Landlord be liable to Tenant for any loss or damage resulting from, Landlord’s inability to deliver the Premises to Tenant on the date specified in Landlord’s notice given pursuant to Section 3.3; provided, however, that Tenant shall not be liable for any rent with respect to any such delay in delivery of the Premises that is caused by Landlord.

3.2 Construction. On the Effective Date, Landlord shall be deemed to have delivered, and Tenant shall be deemed to have received, the Premises completed in “as is” condition with the improvements as shown on Exhibit A attached hereto. Upon such delivery, Tenant shall be entitled, unless Landlord has otherwise agreed with Tenant in writing, to construct, if needed, additional Tenant Improvements (as defined in the attached Exhibit D) to be construct by Tenant at its sole cost and expense.

Tenant shall construct all Tenant Improvements in accordance with the provisions of the Tenant’s Work Letter attached hereto as Exhibit D. Tenant shall not make any alterations to the Building’s shell or the Common Areas or deviate from the approved plans for the Building’s shell with out Landlord’s prior written consent, of which such consent may not be unreasonably withheld, and if Landlord does so consent, then Tenant shall be solely responsible for all the direct and indirect costs and expenses related to such alterations and/or deviations. All space planning for the Tenant Improvements shall be performed by Landlord’s Architect or such other architect or licensed space planner that is approved in writing by Landlord, which approval may be withheld in Landlord’s sole and absolute discretion, and Tenant’s contractor for the construction of the Tenant Improvements must be licensed in Nevada, be bonded, have the following insurance coverages:

(a)  workers' compensation insurance, or the equivalent thereof, in the statutory amount;

(b)  broad form comprehensive general liability insurance in the amount of $1,000,000 per occurrence and $2,000,000 in the aggregate;

(c)  comprehensive automobile liability insurance for bodily injury and property damage; and

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(d)  builder's risk insurance on a non-reporting, completed value basis, insuring against property damage and loss during construction of the Tenant Improvements; and

shall be approved in writing by Landlord, which approval may be withheld in Landlord’s sole and absolute discretion. Notwithstanding such pre-approval, Tenant may request in writing that Landlord, in its sole and absolute discretion, approve Tenant’s use of another contractor meeting the criteria set forth above in this Section 3.2.

Subject to the terms of this Section 3.2, Landlord shall provide Tenant a tenant improvement allowance (the “Allowance”) of Zero Dollars ($0.00) per square foot of Usable Space, which is estimated to be Zero Dollars ($0.00) based on the Estimated Usable Space, which shall be increased or decreased based on the final determination of Usable Space (as finally determined by Landlord’s Architect under Section 1.1 of this Lease). Prior to Tenant commencing the construction of the Tenant Improvements, Tenant shall, as a condition precedent to receiving any portion of the Allowance, deposit with Landlord all the funds that are, under the construction contract that Tenant executes with its contractor (which contractor shall have been approved by Landlord as provided in this Lease) for the construction of such Tenant Improvements in excess of the Allowance (the “Tenant’s Contribution”) in the form of a cashier’s check or other immediately available funds. Upon Tenant making the Tenant Contribution, Landlord shall, in Landlord’s discretion either: (a) retain the Allowance and disburse the same to Tenant’s contractor from time to time as the construction of the Tenant Improvements are completed, in which case Tenant shall pay Landlord a construction fund control fee equal to Five Hundred Dollars ($500.00); or (b) deposit the same with a third party voucher control system company selected by Landlord, in Landlord’s sole discretion, in which case Tenant shall contribute the Tenant’s Contribution with such third party voucher control system company, and all the direct and indirect costs of such third party voucher control system company shall be paid by Tenant.

Notwithstanding anything to the contrary contained in this Lease, the Allowance shall only be used for the design, purchase, installation and construction of Tenant Improvements that constitute permanent improvements to the Premises and no portion of the Allowance shall be used for furniture, fixtures, or equipment, all of which shall be the sole responsibility and cost of Tenant. In the event a Tenant Contribution is made as provided in this Section 3.2, then the Tenant’s Contribution shall be applied towards the payment of the Tenant Improvements before any portion of the Allowance is so applied. In the event any portion of the Allowance is not applied towards the payment of the Tenant Improvements, then the leftover portion of the Allowance shall be returned to Landlord. No portion of the unused Allowance shall be applied, paid, or otherwise credited to Tenant whatsoever, including, without limitation, as a credit against rent to be paid hereunder. In addition, the Allowance must be used, if at all, within five (5) months following the Effective Date and, if not so used by Tenant within such five (5) month period, then Tenant shall forfeit its rights to the Allowance and have no further rights with respect thereto whatsoever.

3.3 Acceptance of Premises. On the date Landlord delivers possession of the Premises to Tenant (the “Delivery Date”), Tenant shall be deemed to have accepted the Premises “as is, where is,” and Landlord shall be deemed to have performed all of Landlord’s obligations under this Lease to be performed by Landlord on and prior to the Delivery Date, subject only to the “punch-list items.” In all events, the Delivery Date shall be deemed to have occurred no later than the date Landlord delivers the keys for the Premise to Tenant. Except as otherwise specifically and expressly set forth in this Lease, Tenant hereby acknowledges that neither Landlord nor any agent of Landlord has made any representation, warranty, or covenant to Tenant or any of Tenant’s representatives or agents with respect to or otherwise regarding the Premises, the Building, the Project, and/or this Lease whatsoever, including without limitation, any representation or warranty with respect to the suitability of or fitness of the Premises, the Building, or any other portion of the Project for the Use.

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4. Basic Rent. The basic annual rent payable to Landlord (“Basic Rent”) shall be as set forth in this Article 4.

4.1 Basic Rent & Rent Commencement Date. On January 2, 2008 (the “Rent Commencement Date”), Tenant shall pay Landlord Basic Rent for the Premises based on the amount of One Hundred Fourteen Thousand Nine Hundred Twelve Dollars ($114,912.00) per annum based on Rentable Space. During the initial six (6) months following the Rent Commencement Date, Basic Rent shall be payable in equal monthly installments of Eight Thousand Eight Hundred Ninety Two Dollars ($8,892.00) per month, which is $1.95 per each square foot of Rentable Space. During months seven (7) through month twelve (12) following the Rent Commencement Date, Basic Rent shall be payable in equal monthly installments of Ten Thousand Two Hundred Sixty Dollars ($10,260.00) per month, which is $2.25 per each square foot of Rentable Space. Thereafter, Basic Rent shall be adjusted as provided in Section 4.2 below. Each installment of Basic Rent shall be payable in advance and without set off, offset, or demand. The first monthly installment of full Basic Rent and the Security Deposit shall be payable contemporaneously with Tenant’s execution of this Lease. Following the execution of this Lease, Basic Rent shall be payable on the first day of each calendar month beginning on the first day of the second full calendar month of the Term; provided, however, that any adjustment to Basic Rent due to the final determination of square footage shall be paid by or credited to Tenant, as applicable, on the Rent Commencement Date. The Basic Rent in effect for any partial month shall be payable as set forth in Section 4.3 below. Tenant shall not be entitled to any interest with respect to the prepayment of the first full monthly installment of Basic Rent.

4.2 Basic Rent Increases. See Exhibit G. TENANT HEREBY ACKNOWLEDGES THAT TENANT HAS READ AND UNDERSTANDS THIS SECTION 4.2. __________ (Tenant to Initial)

4.3 Partial Months. Basic Rent for any partial month shall be equal to the product of 1/365 (or 1/366 for any leap year) of the annual Basic Rent in effect during such partial month and the number of days in such partial month from and after the Rent Commencement Date, and shall be due on the Rent Commencement Date.

4.4 No offset. Basic Rent, together with all other sums due hereunder (“Additional Rent”), shall be paid to the Landlord without deduction, set off, or offset of any kind whatsoever, in advance and without demand in lawful money of the United States at 2301 E. Sunset Road, #8015, Las Vegas, Nevada 89119 or such other location or to such other person as Landlord may from time to time designate in writing. The Basic Rent and Additional Rent are collectively referred to in this Lease as “rent.”

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4.5 Security Deposit. Upon Tenant execution and delivery of this Lease to Landlord, Tenant shall deposit with Landlord an amount equal to Fifteen Thousand Four Hundred Fifty Eight and 40/100 Dollars ($15,458.40) as security for the full and faithful performance of each of the terms hereof by Tenant (the “Security Deposit”). Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any rent or other sum attributable to a default by Tenant that is set forth in Section 22 below including without limitation, costs and attorneys’ fees incurred by Landlord to recover possession of the Premises. If any portion of the Security Deposit is so used or applied, Tenant shall, upon receipt of a written demand from Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. If there is any adjustment to the Rentable Space of the Premises, the Security Deposit shall be proportionately increased, but not decreased, based on the percentage of increase in the Rentable Space. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, including, without limitation:

(a)  repairing all holes in the walls and paint all blemishes to match existing color;

(b)  having had the Premises, including, the carpets therein, professionally cleaned;

(c)  having cleaned and/or replaced all the HVAC filters used solely by Tenant and located in the Premises;

(d)  having made any and all repairs to be made by Tenant under this Lease;

(e)  having returned to Landlord all keys to the Premises that are in the possession of Tenant and/or Tenant’s employees, representative, agents, and similar persons, whether or not initially issued to Tenant by Landlord;

(f)  having removed from the Premises and the other applicable parts of the Building and/or Project, any and all wall signage, window signage, fascia signage, and pylon signage and any and all furniture, fixtures, and equipment; and

(g)  having repaired any and all damage caused by Tenant undertaking or having undertaken any of the actions described in items (a) through and including (f) above;

then Security Deposit, or the remaining balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the later of (y) the expiration of the Term or (z) surrender of possession of the Premises to Landlord.

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5. Additional Rent.

5.1 Payment of Operating Expenses and Real Estate Taxes. Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant’s proportionate share of the annual Operating Expenses (defined below), which shall include Real Estate Taxes (defined below). Such amount shall be paid in advance, without demand, without set off, and without offset in equal monthly installments and shall be due and payable on the same dates that Basic Rent is due and payable hereunder and shall be subject to the terms and provisions contained in Section 4.3 above. Additional Rent shall be based on Landlord’s good-faith estimate of the Operating Expenses for the current calendar year, which shall be given to Tenant in writing and shall be delivered to Tenant as set forth in Section 31.6 below. Landlord’s good-faith estimate of the Operating Expenses for the first twelve (12) months following the Rent Commencement Date is Three and 72/100 Dollars ($3.72) per square foot of Rentable Space per annum (or expressed as a monthly amount, Thirty One Cents ($0.31) per square foot of Rentable Space per month). Landlord reserves the right to adjust such estimates from time to time to reflect any changes in Landlord’s estimate of Operating Expenses. Landlord’s controllable expenses shall be reasonable and will not exceed the market rate of similar centers in the area. Notwithstanding the foregoing, Landlord shall keep all records showing all expenditures incurred as Operating Expenses, Landlord’s Insurance and Real Property Taxes for the Project for each calendar year for a period of two (2) years following each year, and such records shall be made available for inspection by Tenant and/or its agents at any time during ordinary business hours in the city in which the Premises are located or in the city in which Landlord’s records are kept, whatever the case may be.

5.2 Operating Expenses.

a. “Operating Expenses” shall mean the total of all actual costs incurred by Landlord in connection with the management (including all management fees charged to or by Landlord), operation, maintenance and repair of the Project (including all costs of insuring the Building) including, without limitation, Real Estate Taxes (defined below), insurance, parking lot maintenance, landscaping, all utility expenses not separately metered, labor compensation insurance attributable to all on-site employees (together with a reasonable allocation of such expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project), payroll taxes attributable to all on-site employees (together with a reasonable allocation of such expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project), materials, supplies and all other costs of operating and repairing, lighting, cleaning, sweeping, painting, striping, removing of rubbish or debris from, policing and inspecting the Project; together with all depreciation on or rentals of machinery and equipment, the amortized costs to install capital improvements that are expected to reduce the normal Operating Expenses (including utility costs) of the Project or that are necessary to comply with any existing or future law; costs of repairs to or maintenance or replacement of paving, curbs, and walkways, costs of remarking directional or other signs, costs of landscaping and drainage, costs of lighting facilities, the costs of repair of and maintenance to Common Areas (defined below), costs and expenses of planting, replanting and replacing flowers, shrubbery and other landscaping, fees for required licenses and permits, costs of compliance with any governmental rules, regulations, laws or ordinances, costs of signs (including any and all monument signs), roof and building maintenance (excluding Tenant’s maintenance responsibilities under this Lease), costs of premiums for insurance policies to be maintained by Landlord and any deductibles attributable thereto under Article 11 hereof, the cost of placing and maintaining all tenant names on any and all monument signs (but only in the event Landlord exercises its option to do so pursuant to Section 6.5 below).

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For purposes of computing rent adjustments pursuant to this Article 5, Operating Expenses for the Project shall be allocated and charged to Tenant in accordance with generally accepted management practices and expressed as an amount per square foot of Tenant’s Rentable Space compared with the aggregate Rentable Space of the Project that is then occupied; provided, however, that in no case shall the aggregate Rentable Space of the Project that is then occupied be less than ninety-five percent (95%) of all the Rentable Space of the Project. As stated above, Operating Expenses shall include all Real Estate Taxes. Operating Expenses shall not include capital expenditures required to build other buildings in the Project that are not in existence as of the Rent Commencement Date or any improvements whatsoever to any such building(s).

b. “Real Estate Taxes.” Subject to Section 10.2, “Real Estate Taxes” shall mean all taxes, assessments and charges (special or otherwise) levied upon or with respect to the Project and ad valorem taxes on Landlord’s personal property used in connection therewith. In addition, “Real Estate Taxes” shall include, without limitation (i) all personal property taxes on personal property used in connection with the Project and related structures, (ii) any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed with respect to the Project and that become payable during the Term; and (iii) any other taxes levied or assessed in addition to, as a replacement, alteration, or substitute for, or in lieu of any above described real or personal property taxes. Notwithstanding the above, the definition of “Real Estate Taxes” shall not include any amount that is assessed, levied or otherwise charged as (a) a penalty or interest on the above described items; (b) a federal, state, local or other governmental tax on the income or capital of Landlord; (c) a franchise tax; nor (d) any amount similar to the above described exclusions.

c. “Excluded Costs.” Any costs or expenses for services or utilities not otherwise included in the definition of Operating Expenses that is attributable directly to Tenant’s use or occupancy of the Premises and is charged directly to Landlord shall be paid in full by Tenant as Additional Rent when such cost is incurred or, if Landlord makes such payment, within ten (10) days after receiving written demand for such payment from Landlord.

5.3 Additional Rental Reconciliation. Each year Landlord shall, as soon as practicable, prepare a statement of Operating Expenses for the previous year (the “Operating Expense Statement”), which shall be made available for Tenant’s review upon Tenant’s reasonable request. If the Operating Expense Statement reveals that Tenant paid more for Operating Expenses than Tenant’s actual proportionate share for the year for which such statement was prepared, then Landlord shall credit Tenant for such excess or, if the Term has expired and Tenant is not in default hereunder, Landlord shall reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant’s actual proportionate share for such year, then Tenant shall promptly pay Landlord such deficiency. Notwithstanding anything contained in this Lease to the contrary, neither Landlord nor Tenant shall be entitled to collect for any excess or overage with respect to the Additional Rent Expenses after the expiration of the second (2nd) calendar year following the calendar year to which the same relate.

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6. Common Areas; Parking Facilities; Signage.

6.1 Uncovered Parking. Tenant and Tenant’s agents, employees, servants, contractors, subtenants, invitees, guests and licensees (each a “Tenant Party”) shall have the non-exclusive right to use a total of Nineteen (19) of the Project’s uncovered parking spaces with the other tenants in the Project.

6.2 Covered Parking. If available, Tenant shall, for the first year of the Term, have the use for a cost of $35.00 per space per month, of zero (0) covered parking spaces located in the covered parking facilities of the Project. Thereafter, the cost for such covered parking space shall be thirty five dollars $35.00 per space per month. Tenant may procure (one space for each whole 1,000 square feet of Actual Space, if available) the exclusive use of additional covered parking spaces, up to zero (0) spaces, in said covered parking facilities for an additional monthly charge of $35.00 per space, which charge shall be paid monthly at such time and place as set forth herein for the payment of Basic Rent.

6.3 Common Areas. Tenant and Tenant’s agents, invitees, guests and licensees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use such Common Areas of the Project (including, but not limited to, the walkways, corridors, halls, passageways and ramps, sidewalks, access roads, landscape and planted areas, public rest rooms and other public facilities) (collectively, “Common Areas”), subject to the Rules and Regulations.

6.4. Maintenance of Parking Facilities and Common Area. Landlord shall operate, manage, equip, light, repair and maintain the Property’s Common Areas in a manner that is reasonable and consistent with their intended purposes and the Use.

6.5. Signage. Tenant shall have the right to place a sign identifying Tenant on the exterior of each entry door for the Premises. Tenant may mount signage to the exterior of the Building only with Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion. The location of any such sign shall be determined by Landlord in Landlord’s sole and absolute discretion. If Landlord erects a monument sign, Tenant shall have the right, to place its name on such monument sign. The cost of placing Tenant’s name on such monument and/or pylon sign shall be at Tenant’s sole cost and expense and Tenant shall be charged a monthly fee, to be determined by the Landlord, for the usage of the monument sign. The cost of maintaining such monument sign shall be an Operating Expense. Notwithstanding the above, Tenant is obligated to remove all signage upon vacation of the premises including, but not limited to, wall signs, window signs, door signs, pylon lettering, and interior signs. Failure to do so will result in Landlord using the Security Deposit to cover any expenses relating to such removal.

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7. Utilities.

7.1 Utility Charges. Tenant shall be solely responsible for and promptly pay all charges for separately metered utilities, including, without limitation, Tenant’s separately metered telephone, electric, gas, water, sewer or any other utility that is used or consumed in the Premises; provided, however, that trash shall be excluded as it is specifically included in the definition of Operating Expenses. Tenant shall further be responsible for any utility connection charges, or system development charges, from any and all utility companies or districts that are attributable to Tenant’s separately metered utilities. In the event these charges are billed to the Landlord, Tenant shall make payment of the full amount or an amount equal to Tenant’s prorata share of Landlord’s actual cost for any shared utilities billed to Landlord within ten (10) days after receiving written notice from Landlord of such billed amount.

8. Alterations.

8.1 Restriction on Alterations. Except as otherwise provided herein, Tenant may make no alteration, repairs, additions or improvements in, to or about the Premises (collectively, “Tenant Alterations”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and Landlord may impose as a condition to such consent such requirements as Landlord, in its sole discretion, may deem reasonably necessary or desirable, including without limitation, (a) the right to approve the plans and specifications for any Tenant Alteration, (b) the right to require insurance satisfactory to Landlord, (c) the right to require security for the full payment for and diligent and faithful performance of that construction of any Tenant Alteration, (d) requirements as to the manner in which or the time or times at which construction of Tenant Alterations may be performed, (e) the right to approve the contractor or contractors to perform such Tenant Alterations, which approval shall not be unreasonably withheld or delayed; provided, however, that such contractor shall meet the criteria set forth in Section 3.2 for selecting a contractor in connection with the construction of the Tenant Improvements. All Tenant Alterations shall be compatible with the Building and completed in accordance with Landlord’s requirements and all applicable rules, regulations and requirements of governmental authorities and insurance carriers. Tenant shall pay to Landlord reasonable charges for having the Tenant Alterations inspected and/or reviewed (whether by Landlord or Landlord’s employees, representatives, and/or agents), which amount shall not exceed One Thousand Dollars ($1,000.00) per submission of the proposed Tenant Alteration, to assure full compatibility with the Building. In charging the above fee, Landlord may charge for services of its in-house personnel. Landlord does not expressly or implicitly covenant or warrant that any such plans or specifications will be safe or that the same will comply with any applicable laws, ordinances, codes, rules or regulations. Further, Tenant shall indemnify, protect, defend and hold Landlord, the Project, and Landlord’s managing agent, if any, harmless from any loss, cost or expense, including reasonable attorneys’ fees and costs, based upon or growing out of any alterations or construction undertaken by Tenant or incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant Alterations, except to the extent such defects are caused by the gross negligence of Landlord, its agents, servants or employees. If requested by Landlord, Tenant shall provide Landlord with copies of all contracts, receipts, paid vouchers, and any other documentation in connection with the construction of such Tenant Alterations. Tenant shall promptly pay all costs incurred in connection with all Tenant Alterations and shall not permit the filing of any mechanic’s lien or other lien in connection with any Tenant Alterations. If a mechanic’s lien or other lien is filed against the Building or the Project, Tenant shall discharge or cause to be discharged (by bond or otherwise) such lien within fifteen (15) days after Tenant receives written notice from Landlord of the filing thereof and shall not allow any such lien to be foreclosed upon; provided, however, that Tenant may diligently contest such lien if Tenant delivers to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely discharge such lien or to diligently contest the same, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem reasonably proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord, within thirty (30) days following receipt of written notice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the rate set forth in Section 24.1. Any increase in any tax, assessment or charge levied or assessed as a result of any Tenant Alterations shall be payable by Tenant in accordance with Article 10 hereof. Tenant shall be responsible for all costs in connection with the work performed in accordance to this Article 8.

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8.2 Removal and Surrender of Fixtures and Tenant Alterations. Except as otherwise provided herein, all Tenant Alterations and Tenant Improvements installed in the Premises that are permanently attached to or built into the Premises, including, without limitation, floor coverings, wall coverings, window coverings, paneling, molding, doors, vaults (excluding vault doors), plumbing systems, electrical systems, mechanical systems, lighting systems, sound equipment, communication systems and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations, shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the Term regardless of whether such Tenant Alterations or Tenant Improvements were paid for by Tenant or any credit or allowance granted by Landlord.

9. Maintenance and Repairs.

9.1 Tenant’s Obligations. Except for Landlord’s obligations specifically set forth in this Lease, Tenant shall, at Tenant’s sole expense, keep the Premises and every part thereof clean and in good condition and repair, including the exterior doors and all glass to the premises, reasonable wear excepted, including, without limitation, the normal repair, maintenance and upkeep of the sprinkler systems, heating, ventilation, and air conditioning systems dedicated solely to the Premises and all other utility installations within the Premises (including, without limitation, the regular replacement of HVAC filters). It is Tenant’s responsibility to provide regular pest control to the interior and exterior of their premises. Landlord may, but shall not be obligated to, contract for an HVAC filter replacement service for the Premises on Tenant’s behalf and at Tenant’s sole cost and expense, without Tenant’s prior written consent. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Notwithstanding the foregoing, if Tenant fails to diligently complete any repairs for which Tenant is responsible under this Lease within five (5) days after receipt of written notice from the Landlord, Landlord may, at Landlord’s sole discretion, complete such repairs and Tenant shall promptly reimburse Landlord for any and all costs associated therewith.

Except as otherwise provided, Tenant shall, within fifteen (15) days after receipt of written notice from Landlord, reimburse Landlord for all repairs to the Building or any other portion of the Project that are required as a result of any misuse, intentional misconduct, or neglect by Tenant or any of its officers, agents, employees, contractors, licensees or invitees while in or about the Premises, the Building or any other part of the Project.

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9.2 Landlord’s Obligations. Landlord agrees to keep in good order, condition and repair, the foundations, exterior walls, roofs, structural columns, beams and all other structural elements of the Project and the Building and improvements thereto, including, without limitation, such elements that are included within the Premises, as well as all mechanical, electrical, plumbing and sewage systems that are located on the Project but outside the Premises (i.e., from its utility connection to the interior walls of the Premises), reasonable wear and tear excepted. Except as otherwise provided, any damage caused by any intentional misconduct or negligence of Tenant (or any of its officers, agents, employees, contractors, licensees or invitees) shall be repaired at Tenant’s sole cost and expense. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord in writing of the need for such repairs or maintenance. Except as otherwise provided, there shall be no abatement of rent with respect to, Landlord shall not be liable for, and Tenant shall hold Landlord harmless from, any injury to or interference with Tenant’s business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Project or the Building, including the Premises, or in or to the fixtures (and any items in connection therewith), appurtenances and equipment therein. As a material inducement to Landlord entering into this Lease, except as otherwise provided by Nevada law, Tenant waives and releases its right to make repairs at Landlord’s expense without Landlord’s prior written consent.

10. Tax on Tenant’s Personal Property.

10.1 Personal Property Taxes. At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon Tenant’s equipment, furniture, fixtures or other personal property, Tenant shall pay Landlord, within ten (10) days following receipt of written notice from Landlord, the taxes so levied against Landlord, or the proportion thereof that is directly related to said increase in such assessed value.

10.2 Exclusion from Real Estate Taxes. The portion of Real Estate Taxes payable by Tenant pursuant to Section 10.1 hereof shall be excluded from the definition of Real Estate Taxes set forth in Section 5.2(b).

11. Insurance; Waiver; Subrogation.

11.1 Liability Insurance. Tenant shall at all times during the Term and at its own cost and expense procure and continue (a) workers’ compensation insurance and (b) commercial general liability insurance in amounts of $2,000,000 per occurrence and, if the use includes any activity or matter that is or may be excluded from coverage under a commercial general liability policy (e.g., the sale, service or consumption of alcoholic beverages), Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter (including liquor liability, if applicable) in such amounts as Landlord may reasonably require. Such commercial general liability insurance shall insure Tenant, Landlord, Landlord’s agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, bodily injury liability and property damage liability insurance adequate to protect Landlord against liability for injury to or death of any person or damage to property in connection with the use, operation and condition of the Premises. Not more frequently than once every year, if, in the written opinion of Landlord’s lender the amount of commercial general liability insurance coverage at that time is not adequate, Tenant shall increase such coverage as required by Landlord’s lender. Landlord and its lender shall be named as an additional insured on Tenant’s policy with respect to the Premises

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11.2 Property Insurance.

a. Building; Improvements; Rental Value Insurance. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of (a) insurance against any loss (other than any loss to any plate glass in or on the Project) within the classification of “Fire and Extended Coverage,” that covers the Project, the Building and the improvements thereon and that is in an amount equal to one hundred percent (100%) of the Project’s actual replacement value, as determined from time to time; and (b) commercial general liability insurance in amounts of $2,000,000 combined single limit coverage. All premiums and deductibles under the policies required to be maintained by Landlord pursuant to this Section 11.2 shall be included as part of the Operating Expenses as defined in Section 5.2 above.

b. Tenant’s Property Insurance. Tenant, at its sole cost and expense shall, at all times during the Term, maintain in effect policies of insurance covering all leasehold improvements (including all Tenant Improvements and any Tenant Alterations that may be made pursuant to Article 8 hereof), trade fixtures, plate glass, merchandise and other personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their actual replacement value, as determined from time to time, that provides protection against any peril included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief and water damage caused by plumbing leakage or failure. The proceeds of such insurance, so long as this Lease remains in effect, shall be used for the repair or replacement of the property so insured.

11.3 Policy Requirements. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, qualified to do business in the State of Nevada and reasonably acceptable to Landlord. Insurance companies rated A-9 or better by Best’s Insurance Reports are hereby pre-approved by Landlord. Each policy shall have a deductible or deductibles, if any, which are no greater than those maintained by similarly situated tenants and that are reasonably acceptable to Landlord. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Copies of all policies to be obtained by Tenant, together with certificates evidencing the existence and amounts of such insurance, shall be delivered to Landlord by Tenant at least thirty (30) days prior to Tenant’s occupancy of any portion of the Premises. No such policy shall be cancelable except after thirty (30) days written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of any such policy, furnish Landlord with renewals or “binders” thereof, or in the event no such renewals or “binders” are furnished to Landlord, Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be paid by Tenant within thirty (30) days following Tenant’s receipt of written demand therefor. Any policy required to be obtained by either party may be carried under so-called “blanket coverage” form of insurance policies; provided, however, that any such blanket policy specifically provides that the amount of insurance coverage required hereunder shall in no way be prejudiced by other losses covered by the policy. Neither the issuance of any such insurance policy nor the minimum limits specified in this Section 11.3 shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

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11.4 Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease whatsoever, Landlord and Tenant waive their respective right of recovery against the other for any injury or loss to the extent such injury or loss is required to be insured against under a policy or policies of insurance and regardless as to the fault of the other party; provided, however, that this waiver shall not be applicable to any portion of any damage that is not reimbursable by the damaged party’s insurer including, without limitation, the “deductible” in such party’s insurance coverage. Each such insurance policy carried by either Landlord or Tenant shall include a waiver of the insurer’s rights of subrogation. Such waiver shall in no way be construed or interpreted to limit or restrict any indemnity or other waiver made by Tenant under the terms of this Lease.

12. Fire or Casualty.

12.1 Repair Estimate. If the Premises, Building or any other part of the Project is damaged by fire or other casualty (a “Casualty”), Landlord shall, within ninety (90) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

12.2 Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within One Hundred Eighty (180) days after the Casualty (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been received by Tenant.

12.3 Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building or Project and (a) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (b) the damage to the Premises exceeds 30% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last twenty-four (24) months of the Term, (c) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building or the Project, as the case may be, would be uneconomical, or (d) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been received by Tenant.

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12.4 Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; provided, however, that Landlord shall only be required to reconstruct the Premises to the extent of any improvements existing therein on the date of the damage that were installed by Landlord as part of Tenant’s Work Letter set forth in Exhibit D (“Landlord’s Repair Contribution”), and Landlord’s obligation to repair or restore the Premises shall, except as otherwise provided herein, be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. Tenant shall be responsible for repairing or replacing its furniture (including Landlord’s Furniture), equipment, fixtures, alterations and other improvements that Landlord is not obligated to restore, and shall use the proceeds of its insurance for such purpose. Except as otherwise provided herein, Tenant shall pay the difference between the total cost of reconstructing the Premises and Landlord’s Repair Contribution (“Tenant’s Repair Contribution”). Prior to Landlord’s commencement of reconstruction, Tenant shall place Landlord’s estimate of Tenant’s Repair Contribution in escrow account with a third party escrow agent selected by Landlord in Landlord’s sole discretion (or furnish Landlord other commercially reasonable assurances of payment thereof).

12.5 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 12, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project and any statute or regulation of the State of Nevada with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building.

12.6 Abatement of Rent. If the Premises are damaged by Casualty, rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless Tenant caused such damage, in which case, Tenant shall continue to pay rent without abatement.

13. Eminent Domain.

13.1 Total Taking. If the entire Project, Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

13.2 Partial Taking - Tenant’s Rights. If any part of the Project or Building becomes subject to a Taking and such Taking would prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

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13.3 Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Project or Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a mortgagee of Landlord, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease shall continue, but if any portion of the Premises has been taken, rent shall abate as provided in the last sentence of Section 13.2.

13.4 Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Project, the Building, and other improvements taken; provided, however, that Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property that Tenant is entitled to remove under this Lease, moving costs and loss of business. Tenant hereby waives any and all rights it might otherwise have pursuant to Nevada Revised Statutes (“NRS”) Section 37.115.

14. Assignment and Subletting.

14.1 General Prohibition. Except as otherwise provided herein, Tenant shall not directly or indirectly, voluntarily or involuntarily assign, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises (collectively, “Assignment”) or permit the Premises to be occupied by anyone other than Tenant or Tenant’s employees or sublet the Premises (collectively, “Sublease”) or any portion thereof without obtaining the prior written consent of Landlord, which consent not be unreasonably withheld. Any attempted Assignment or Sublease without Landlord’s prior written consent shall be null and void and of no effect. Notwithstanding the foregoing, if Tenant is in default under any of the terms of this Lease, Tenant may not request the assignment, transfer or subletting of the Premises in whole or in part pursuant to Section 14.2 below.

14.2 Notice of Intent to Assign or Sublet. If Tenant desires at any time to enter into an Assignment or to Sublease the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed assignee, subtenant, transferee or occupant (“Transferee”); (ii) the nature of the proposed Transferee’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublease or Assignment; and (iv) such financial information as Landlord may reasonably request concerning the proposed Transferee (collectively, the “Transfer Notice”). In the event the Transferee is not engaged in the Use, Landlord may, in Landlord’s sole and absolute discretion, reject the Sublease or Assignment and Tenant agrees such rejection shall be deemed reasonable.

14.3 No Release of Tenant’s Obligations. Unless otherwise expressly provided, No Assignment or Sublease shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Assignment or Sublease. Consent to one Sublease or Assignment shall not be deemed to constitute consent to any subsequent Sublease or Assignment.

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14.4 Transfer is Assignment. If Tenant is a corporation or is an unincorporated association or partnership, the issuance of any additional stock or the sale, transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifteen percent (15%) shall be deemed an Assignment hereunder. Tenant agrees to promptly pay as Additional Rent Landlord’s costs and attorneys’ fees incurred in connection with the processing and documentation of any requested Assignment or Sublease.

14.5 Assumption of Obligations. Each Transferee, other than Landlord, shall assume, as provided in this Section 14.5, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the term of this Lease, the Assignment or the Sublease; provided, however, that the Transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease. No Assignment shall be binding on Landlord unless the Transferee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form which contains a covenant of assumption by the Transferee that is satisfactory in substance and form to Landlord consistent with the requirements of this Section 14.5. The failure or refusal of the Transferee to execute such instrument of assumption shall not release or discharge the Transferee from its liability as set forth above.

15. Landlord’s Reserved Rights.

15.1 Right of Entry. Landlord and its agents and representatives shall have the right, at all reasonable times, upon twenty-four (24) hours written notice, except in the case of an emergency, in which event notice shall be waived, to enter the Premises for purposes of inspection, to post notices of non-responsibility, to protect the interest of Landlord in the Premises, to supply janitorial service and any other services to be provided by Landlord hereunder, to perform all required or permitted work therein, including the erection of scaffolding, props and other mechanical devices for the purpose of making alterations, repairs or additions to the Premises or the Building which are provided for in this Lease or required by law. Landlord shall have the further right at any time, but subject to the notice provisions of this Section 15.1, to perform any work set forth in Section 15.2 of this Lease. Landlord and its agents and representatives shall also have the right during business hours to show the Premises to prospective tenants (during the last six (6) months of this Lease), lessors of superior leases, mortgages, prospective mortgagees or prospective purchasers of the Building. No such entry shall be construed under any circumstances as a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant, and Tenant hereby waives any claim against Landlord or its agents or representatives for damages for any injury or inconvenience to or interference with, Tenant’s business or quiet enjoyment of the Premises with respect to entries made pursuant to this Section 15.1.

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15.2 Building and Common Areas. Provided Landlord does not unreasonably obstruct or interfere with Tenant’s Use, Landlord may: (a) install, repair, replace or relocate pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Premises or the rest of the Building; (b) repair, renovate, alter, expand or improve the Building; (c) make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, parking spaces, parking areas, loading and unloading areas, halls, passages, stairways and other means of ingress and egress, direction of traffic, landscaped areas and walkways; (d) close temporarily any of the Common Areas for maintenance purposes as long as reasonable access to the Premises remains available; (e) designate other land outside the boundaries of the Building to be a part of the Common Areas; (f) add additional buildings and improvements to the Common Areas; (g) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof; and (h) do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Building and other portions of the Project as Landlord may deem appropriate.

15.3 Name. Landlord may adopt any name for the Building and/or the Project and Landlord reserves the right to change the name and/or the address of the Building and/or the Project or any part thereof at any time.

15.4 Development of Other Improvements. Improvements to the Project, other than the Building, and improvements on any contiguous property, which may be acquired by Landlord, Landlord’s successor-in-interest (if any) or by any entity controlling, controlled by or under common control with Landlord, shall be referred to herein as “Other Improvements.” If the Other Improvements are owned by an entity other than Landlord, Landlord shall have the right, but not the obligation (unless required to comply with zoning or other governmental requirements), to enter into an agreement with the owner of any or all of the Other Improvements to provide for: (a) reciprocal rights of access, use and enjoyment of the Project or the Other Improvements; (b) the common management, operation, maintenance, improvement or repair of all or any portion of the Project or all or any portion of the Other Improvements; and (c) the allocation of all or any portion of the Operating Expenses for the Project to the Other Improvements or the allocation of the Operating Expenses for the Other Improvements to the Project; in order to provide for the efficient management, operation, maintenance, improvement and repair of the Project and the Other Improvements.

15.5 Incorporation of Other Improvements. In the event Landlord (a) becomes the owner of any or all of the Other Improvements and the property on which they are located, or (b) conveys the Project to the owner of the Other Improvements or to any other person or entity that will become the owner of both the Project and the Other Improvements, Landlord, or its successors or assigns, shall have the right, but not the obligation (unless required to comply with zoning or other governmental requirements), to incorporate the Other Improvements into the Project and to provide for the common management, operation, maintenance and repair of the Project and the Other Improvements. In the event the Other Improvements are so incorporated into the Project, all references to the Project contained in this Lease shall be deemed and construed to include the Other Improvements.

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16. Indemnification.

16.1 Indemnification Obligations. Tenant shall indemnify, protect, defend and hold harmless, Landlord, its officers, directors, partners, agents and employees, and any affiliate of Landlord, including without limitation, any corporations or any other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, suits, demands, liability, damages and expenses, including attorneys’ fees and costs, arising from or in connection with Tenant’s use or alteration of the Premises or the conduct of its business or from any activity performed or permitted by Tenant in or about the Premises, the Building or any part of the Project during the Term or prior to the Rent Commencement Date if Tenant has been provided access to the Premises, the Building or any part of the Project for any purpose, or arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from Tenant’s use of the Building Services in excess of their capacity or arising from any other act, neglect, fault or omission of Tenant or any of its officers, agents, directors, contractors, employees, licensees or invitees. As a material part of the consideration to the Landlord for entering into this Lease, Tenant hereby assumes all risk of and releases, discharges and holds harmless Landlord from and against any and all liability to Tenant for damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is intentionally caused by Landlord’s acts or omissions or by the gross negligence of Landlord; provided, however, that nothing contained in this Section 16.1 shall limit Tenant’s rights to pursue any claim whatsoever against Landlord to the extent such claim would be covered by any insurance policy to be obtained and maintained by Landlord pursuant to Article 11 above. Nothing in this Section 16.1 is intended to limit the mutual waiver set forth in Section 11.4 above.

16.2 Limitation on Landlord’s Liability. Except as otherwise provided, in no event shall Landlord be liable to Tenant for any injury to any person in or about the Premises or damage to the Premises or for any loss, damage or injury to any property of Tenant therein or by any malfunction of any utility or other equipment, installation or system, or by the rupture, leakage or overflow of any plumbing or other pipes, including without limitation, water, steam and refrigeration lines, sprinklers, tanks, drains, drinking fountains or similar cause in, about or upon the Premises, the Building or any other portion of the Project unless such loss, damage or injury is caused by the negligence of Landlord, provided, however, that Landlord shall be liable in the event of Landlord’s intentional misconduct or gross negligence. Except as otherwise provided, none of the shareholders, officers, employees, agents, partners or affiliates of Landlord shall be responsible for any of the liabilities, obligations or agreements of Landlord under this Lease.

17. Sale by Landlord. In the event of any sale or other transfer of Landlord’s interest in the Building, the Project, or both, other than a transfer for security purposes only, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer. Notwithstanding the following in the event of a sale the new owner shall assume all lease obligations under this Lease.

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18. Subordination.

18.1 Subordination. This Lease is subject and subordinate to all mortgages, trust deeds, ground leases, or other encumbrances (the “Underlying Mortgages”) which may now or hereafter be executed affecting the Project and/or the Building and to all renewals, modifications, consolidations, replacements and extensions of any such Underlying Mortgages. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee, ground lessor or beneficiary, affecting any Underlying Mortgage in order to make such subordination effective. Tenant, however, shall execute, within ten (10) days following a written request therefore, any certificate or document that Landlord may request to effectuate, evidence or confirm such subordination, and failure to do so shall be a material breach of this Lease.

18.2 Attornment. If Landlord’s interest in the Building is sold or conveyed upon the exercise of any remedy provided for in any Underlying Mortgage, or otherwise by operation of law: (a) this Lease will not be affected in any way, and Tenant will attorn to and recognize the new owner as Tenant’s Landlord under this Lease, and Tenant will confirm such attornment in writing within ten (10) days after written request (Tenant’s failure to do so will constitute a material breach of this Lease); and (b) the new owner shall not be (i) liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, (ii) subject to any offset, abatement or reduction of rent because of any default of Landlord under this Lease occurring prior to such sale or conveyance, or (iii) liable for the return of any security deposit paid by Tenant except to the extent that the security deposit has actually been paid to such person or entity.

18.3 Notice from Tenant. Tenant shall give written notice to the holder of any Underlying Mortgage whose name and address have, if any, been previously furnished to Tenant of any act or omission by Landlord which Tenant asserts as giving Tenant the right to terminate this Lease or to claim a partial or total eviction or any other right or remedy under this Lease or provided by law. Tenant further agrees that if Landlord shall have failed to cure any default within the time period provided for in this Lease, then the holder of any Underlying Mortgage shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such sixty (60) days such holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. Landlord shall send Tenant written notice, as soon as practicable, disclosing the name and address of the holder of the Underlying Mortgage, as well as any other information Landlord deems reasonably necessary.

19. Estoppel Certificates. Tenant shall at any time and from time to time upon not less than ten (10) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Basic Rent, Additional Rent and other charges have been paid in advance, if any, stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge and containing any other information and certifications which reasonably may be requested by Landlord or the holder of any Underlying Mortgage. Any such statement delivered pursuant to this Article 19 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrance thereof or any assignee of any such encumbrance upon the Building or the Project.

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20. Surrender of Premises and Removal of Property.

20.1 No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

20.2 Surrender of Premises. Except as otherwise provided herein, upon the expiration of the Term, or upon any earlier termination hereof, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the Premises are now or hereafter may be improved by Landlord or Tenant, reasonable wear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises, all debris and rubbish, all furniture (excluding Landlord’s Furniture as defined in Section 34 below), equipment, business and trade fixtures, free-standing cabinet work, movable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or sub-tenancies assigned to Landlord, and Tenant shall repair all damage to the Premises resulting from such removal. Nothing in this Section 20.2 shall supersede the provisions set forth in Section 8.2 above.

20.3 Disposal of Property. In the event of the expiration of this Lease or other re-entry of the Premises by Landlord as provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the term of this Lease, or within five (5) days after termination hereof by reason of Tenant’s default, shall be considered abandoned and Landlord may remove any or all of such property and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account of, and at the expense and risk of, Tenant. If Tenant shall fail to pay the costs of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, after giving Tenant ten (10) days advance written notice, sell any or all of such property at public or private sale, in such manner and at such places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant. In the event of such sale, Landlord shall apply the proceeds thereof, first, to the cost and expense of sale, including reasonable attorneys’ fees; second, to the repayment of the cost of removal and storage; third, to the repayment of any other sums which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

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20.4 Notice of Expiration of Term. Tenant shall give written notice to Landlord of Tenant’s intention to surrender the Premises upon the expiration of the Term, which notice shall have been received by Landlord at least six (6) months before the expiration of the Term. Nothing contained herein, however, shall be construed as an extension of the Term or as consent of Landlord to any holding over by Tenant in the event said notice is not given in a timely fashion.

21. Holding Over. In the event Tenant holds over after the expiration or termination of the Term, with or without the express or implied consent of Landlord, such tenancy shall be a tenancy at sufferance only, and the Term shall not be subject to any renewal or extension whatsoever. Tenant’s tenancy at sufferance under this Section 21 shall be subject to each and every term, covenant and agreement contained herein, to the extent such term, covenant and agreement is not inconsistent with the provisions of this Section 21; provided, however, that Tenant shall pay Basic Rent during any holding over period in an amount equal to the greater of two hundred percent (200%) of the fair market value rental rate of the Premises or two hundred (200%) of the Basic Rent payable immediately preceding the expiration or termination of the Term. Nothing in this Article 21 shall be construed as a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration or termination hereof and to assert any remedy in law or equity to evict Tenant or collect damages in connection with such holding over.

22. Defaults and Remedies.

22.1 Defaults by Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

a. The failure by Tenant to pay the rent or make any other payment required to be made by Tenant hereunder within five (5) calendar days following the date the same became due.

b. The abandonment or vacation of the Premises by Tenant.

c. The failure by Tenant to observe or perform the provisions of Articles 2 and 8 where such failure continues and is not remedied within five (5) days after receipt of written notice thereof from Landlord to Tenant.

d. The failure by Tenant to provide estoppel certificates as herein provided.

e. The failure by Tenant to observe or perform any other provision of this Lease, including Rules and Regulations that may be adopted from time to time pursuant to Article 28 and such failure continues for twenty (20) days after receipt of written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such twenty (20) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

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f. Any action taken by or against Tenant pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); the making by Tenant of any general assignment for the benefit of creditors; the appointment of a trustee or receiver to take possession of all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution, or other judicial seizure of all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

g. Tenant shall, except as otherwise provided herein, fail to take delivery of Premises as of the Rent Commencement Date.

h. In addition to the events constituting a default and breach of the Lease by Tenant as set forth herein, if within any twelve (12) consecutive month period during the term of the Lease Tenant shall have failed to perform any obligation required of Tenant hereunder, or has been in breach for any reason under the Lease more than one (1) time, and Landlord, because of any such failure and/or breach, shall have served upon Tenant within said twelve (12) consecutive month period two (2) or more written notices of any such failure or breach, then any subsequent failure or breach shall be deemed a noncurable default, without requirement of notice or opportunity to cure, and Landlord shall be immediately entitled to exercise any and all rights, remedies or elections specified below otherwise available at law or in equity.

i. Tenant’s failure to vacate and surrender the Premises as required by this Lease upon the expiration of the Term or termination of this Lease.

j. The filing of a petition by or against Tenant (i) in any bankruptcy or other insolvency proceeding; (ii) seeking relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for substantially all or all of Tenant’s property or for Tenant’s interest in this Lease; or (iv) for the reorganization or modification of Tenant’s capital structure; provided, however, that if such a petition is filed against Tenant, then such filing shall not constitute a default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) days after the filing thereof.

Any notice given by Landlord to Tenant under this Section 22.1 shall be in lieu of, and not in addition to, any notice required under Nevada law.

22.2 Landlord’s Remedies.

a. In the event of any such default by Tenant, then, in addition to any other remedies available to Landlord at law or in equity, Tenant shall repay to Landlord all free Base Rent and Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant prior written notice of its election to terminate at least five (5) business in advance of such termination date. In the event Landlord shall elect to so terminate this Lease, Landlord may recover from Tenant:

(i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

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(ii) the worth at the time of award of any amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result there from; and

(v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

b. All “rent” (as defined in Section 4.4) shall be computed on the basis on the monthly amount thereof payable on the date of Tenant’s default, as the same are to be adjusted thereafter as contemplated by this Lease. As used in paragraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest in the per annum amount equal to the prime rate of interest or other equivalent reference rate from time to time announced by the Bank of America National Trust and Savings Association (the “Reference Rate”) plus one percent (1%), but in no event in excess of the maximum interest rate permitted by law. As used in paragraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

c. In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property there from by summary proceedings or otherwise; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

d. In the event of the vacation or abandonment of the Premises by Tenant, or in the event that Landlord elects to re-enter as provided in Paragraph (c) above or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and if Landlord does not elect to terminate this Lease, then Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rent and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable, with the right to make alterations and repairs to the Premises. If Landlord does not terminate this Lease and if Tenant requests Landlord’s consent to an Assignment of this Lease or a Sublease of the Premises at such time as Tenant is in default, Landlord may not unreasonably withhold its consent to such Assignment or Sublease.

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e. In the event that Landlord shall elect to so relet as provided in Paragraph (d) above, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the remainder, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any and all reasonable costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

22.3 Re-Entry Not Termination. No re-entry or taking possession of the Premises by Landlord pursuant to this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default of Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

22.4 Definition of Tenant. As used in this Article 22 and in Article 23, the term “Tenant” shall be deemed to include all persons or entities named as Tenant under this Lease, or each and every one of them. If any of the obligations of Tenant hereunder is guaranteed by another person or entity, the term “Tenant” shall be deemed to include all of such guarantors and any one or more of such guarantors. If this Lease has been assigned, the term “Tenant,” as used in this Article 22 and in Article 23 shall be deemed to include both the assignee and the assignor.

23. Bankruptcy.

If, at any time prior to the Rent Commencement Date, any action is taken by or against Tenant in any court pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant, Tenant makes any general assignment for the benefit of creditors, a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, or there is an attachment, execution or other judicial seizure of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, then this Lease shall ipso facto be canceled and terminated and no further force or effect. In such event, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises or any interest in this Lease and Landlord shall, in addition to any other rights and remedies under this Lease, be entitled to retain any rent, security deposit or other monies received by Landlord from Tenant as liquidated damages.

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24. Interest on Tenant’s Obligations; Late Charges.

24.1 Interest. Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of ten percent (10%) in excess of the Reference Rate (as defined in Paragraph 22.2(b) above) or the maximum rate per annum which Landlord is permitted by law to charge, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

24.2 Late Charge. In the event Tenant is more than five (5) days late in paying any installment of rent due under this Lease, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the delinquent installment of rent plus a fee of Twenty Dollars ($20.00) per day until such installment of rent is paid. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, but the payment of such late charge shall not excuse or cure any default by Tenant under this Lease. The parties further agree that the payment of late charges and the payment of interest provided for in Section 24.1 above are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

25. Quiet Enjoyment.

Tenant, upon the paying of all rent hereunder and performing each of the covenants, agreements and conditions of this Lease required to be performed by Tenant, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the provisions set forth in this Lease.

26. Examination of Lease.

The submission of this instrument for examination or signature by Tenant, Tenant’s agents or attorneys, does not constitute a reservation of, or an option to lease, and this instrument shall not be effective or binding as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

27. Brokers. Each of the parties hereto represent and warrant to the other that it has not had any contact or dealings with any person or real estate broker that would give rise to the payment of any fee or brokerage commission, in connection with this Lease, and each party hereby agrees to indemnify, hold harmless and defend the other party from and against any liability with respect to any fee or brokerage commission in connection with this Lease.

28. Rules and Regulations. The Rules and Regulations attached hereto as Exhibit E are hereby incorporated herein and made a part of this Lease. Tenant agrees to abide by and comply with each and every one of said Rules and Regulations and any reasonable amendments, modifications and/or additions thereto as may hereafter be adopted by Landlord for the safety, care, security, good order and cleanliness of the Premises, the Building or any other portion of the Project. Landlord shall have the right to reasonably amend, modify or add to the Rules and Regulations in its sole discretion. Landlord shall not be liable to Tenant for any violation of any of the Rules and Regulations by any other tenant or for the failure of Landlord to enforce any of the Rules and Regulations.

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29. Disclosure Pursuant to SB 343. SECTION 4 OF SENATE BILL 343, 73RD SESSION OF THE NEVADA LEGISLATURE (“SB 343”), WHICH AMENDS NRS CHAPTER 108, IMPOSES CERTAIN REQUIREMENTS ON TENANT WITH RESPECT TO CONSTRUCTION BY TENANT AT THE PREMISES, INCLUDING, WITHOUT LIMITATION, THE TENANT IMPROVEMENTS. THIS SHALL SERVE AS LANDLORD’S NOTICE TO TENANT OF SB 343 AND TENANT’S OBLIGATIONS THEREUNDER FOR ALL PURPOSES. LANDLORD MAY, BUT SHALL NOT BE REQUIRED TO, (i) RECORD A WRITTEN NOTICE OF WAIVER OF THE OWNERS’ RIGHTS SET FORTH IN NRS 108.234 WITH THE CLARK COUNTY RECORDER PRIOR TO THE COMMENCEMENT OF CONSTRUCTION OF TENANT’S IMPROVEMENTS IN ACCORDANCE WITH SECTION 4.5. OF SB 343; (ii) COMPLY WITH THE NOTICE REQUIREMENTS TO THE PRIME CONTRACTOR AND OTHER LIEN CLAIMANTS IN ACCORDANCE WITH SECTION 4.5. OF SB 343; AND (iii) COMPLY WITH ANY OTHER STATUTORY REQUIREMENTS OF LANDLORD IN CONNECTION WITH ITEMS (ii) AND (iii) ABOVE.

30. Relocation of Premises Landlord shall have the right, upon sixty (60) days notice to Tenant and subject to Tenant's written approval, to relocate Tenant in other space ("Substitute Space'') in the Project. Such Substitute Space shall contain approximately as many rentable square feet as the Premises, have same exposure to street traffic visibility and conditions. The base minimum rent per square foot shall be the same for the Substitute Space as for the Premises under the terms of Article 1 of this Lease. Landlord shall pay expenses reasonably incurred by Tenant in moving to the Substitute Space, including moving expenses and expenses in connection with change of telephone and stationary, and any necessary tenant improvements to put substitute space into the same condition as existing space. Landlord agrees to furnish the Substitute Space with Tenant Improvements comparable in quality and monthly minimum rent to those in the Premises.

31. General Provisions.

31.1 No Waiver. No waiver by either party of any breach of any term, provision, covenant or condition contained in this Lease, or the failure of either party to insist on the strict performance by the other, shall be deemed to be a waiver of such term, provision, covenant or condition as to any subsequent breach thereof or of any other term, covenant or condition contained in this Lease. The acceptance of rents hereunder by Landlord shall not be deemed to be a waiver of any breach or default by Tenant of any term, provision, covenant or condition herein, regardless of Landlord’s knowledge of such breach or default at the time of acceptance of rent.

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31.2 Landlord’s Right to Perform. Except as otherwise provided herein, all covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole expense and without abatement of rent. Except as otherwise provided herein, if Tenant shall fail to observe and perform any covenant, condition, provision or agreement contained in this Lease or shall fail to perform any other act required to be performed by Tenant, Landlord may, upon notice to Tenant, without obligation, and without waiving or releasing Tenant from any default or obligations of Tenant, make any such payment or perform any such obligation on Tenant’s part to be performed. All sums so paid by Landlord and all costs incurred by Landlord, including attorneys’ fees, together with interest thereon in a per annum amount equal to ten percent (10%) in excess of the Reference Rate, which shall begin to accrue on the date such default occurs.

31.3 Terms; Headings. The words “Landlord” and “Tenant” as used herein shall include any of their respective officers, agents, employees, contractors, licensees or invitees. The words used in neuter gender shall include the masculine and feminine and words in the masculine or feminine gender include the neuter. The words in the plural shall include the singular and vice versa. If there is more than one tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The headings or titles of this Lease shall have no effect upon the construction or interpretation of any part hereof.

31.4 Entire Agreement. This instrument along with any exhibits and attachments or other documents affixed hereto, or referred to herein, constitutes the entire and exclusive agreement between Landlord and Tenant with respect to matters contained herein. This instrument and said exhibits and attachments and other documents may be altered, amended, modified or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that the terms hereof supersede all prior or contemporaneous oral understandings, agreements or negotiations relative to the matters set fort herein.

31.5 Successors and Assigns. Subject to the provisions of Article 14 relating to Assignment and Sublease, this Lease shall bind and inure to the benefit of the respective heirs, executors, administrators, assigns and successors the parties hereto.

31.6 Notices. All notices, consents, approvals, requests, demands and other communications (collectively “notices”) which Landlord or Tenant are required or desire to serve upon, or deliver to, the other shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, to the appropriate address indicated below, or at such other place or places as either Landlord or Tenant may, from time to time, designate in a written notice given to the other. If the term “Tenant” in this Lease refers to more than one person or entity, Landlord shall be required to make service or delivery, as aforesaid, to any one of said persons or entities only. Notices shall be deemed sufficiently served or given at the time of personal delivery or three (3) days after the date of mailing thereof; provided, however, that any notice of default to Tenant under Article 22 shall be hand-delivered to the Premises. Any notice, request, communication or demand by Tenant to Landlord shall be addressed to the Landlord at 2301 E. Sunset, #8015, Las Vegas, Nevada 89119 and with a copy to Ira Levine, Esq., 3441 S. Eastern Avenue, Suite 600, Las Vegas, Nevada 89109, and if requested in writing by the Landlord, given or served simultaneously to the Landlord’s mortgagee at the address specified in such request. Any notice, request, communication or demand by Landlord to Tenant shall be addressed to BOOMj.com, Inc., 9029 S. Pecos Road, Suite #2800, Henderson, NV 89074 (and after the Rent Commencement Date, to the Premises), with a copy to Mark Doumani 4 Hutton Centre Drive, Suite 410, Santa Ana California 92707 Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.

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31.7 Severability. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Lease shall not be affected thereby and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

31.8 Time of Essence. Time is of the essence of this Lease and each provision hereof in which time of performance is established.

31.9 Governing Law. This Lease shall be governed by, interpreted and construed in accordance with the laws of the State of Nevada.

31.10 Attorneys’ Fees. If any action or proceeding is brought by Landlord or Tenant to enforce its respective rights under this Lease, the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees to be fixed by the court.

31.11 Force Majeure. Neither party hereto shall be liable for any failure to comply or delay in complying with its obligations hereunder if such failure or delay is due to acts of God, inability to obtain labor, strikes, lockouts, lack of materials, governmental restrictions, enemy actions, civil commotion, fire, unavoidable casualty or other similar causes beyond such party’s reasonable control (all of which events are herein referred to as force majeure events). It is expressly agreed that neither party shall be obliged to settle any strike to avoid a force majeure event from continuing.

31.12 Counterparts; Signature by Facsimile. This Lease agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Lease agreement may be executed by facsimile signature and any party receiving an instrument bearing a facsimile signature may rely on such facsimile signature and the facsimile copy shall be binding on the party that signed it.

31.13 Incorporation by Reference. All exhibits attached hereto are herein incorporated herein and expressly made a part hereof; provided, however, that in the case of a conflict between the terms of this Lease and the terms of such exhibits, the terms of this Lease shall control.

32. Guaranty of Lease. The obligations of Tenant under this Lease shall be guaranteed by BOOMj.com, Inc. (“Guarantor”). Concurrently with the execution of this Lease by Landlord and Tenant, Guarantor shall execute and deliver to Landlord a guaranty in the form attached hereto as Exhibit F.

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33. Confidentiality. Tenant agrees to keep all of the terms and conditions of this Lease confidential. Tenant also agrees not to solicit any terms and conditions of the Leases of other Tenants in this or any other project owned or managed by the Landlord or any of the Landlord’s affiliates. Any violation of this provision shall be a default under this Lease. _______ (Tenants Initials)

34. Landlord’s Furniture. Landlord shall, during the Term of this Lease, allow Tenant the use of the furniture as described and shown on Exhibit H attached hereto (“Landlord’s Furniture”); provided, however, that Tenant shall be responsible for the maintenance thereof and the cost to repair and replace such furniture in the event of any damage caused thereto due to the negligence of Tenant, normal wear excepted.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth in the first paragraph above.

LANDLORD: Sansone Pecos I-215 II, LLC, a Nevada Limited Liability Company

Date	By:

Name:

Its:

TENANT: BOOMj.com, Inc., a Nevada corporation

Date	By:

Name:

Its:

STATE OF NEVADA	)
	)	SS
COUNTY OF CLARK	)

This instrument was acknowledged before me on the ____day of _____________, 20__, by __________________________ as authorized signer for BOOMj.com, Inc.

________________________________
Notary Public

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EXHIBIT A

PREMISES
Tenant has received a copy of his floor plan for his premises

Tenant’s Initials _____________
   Landlord’s Initials____________

1

EXHIBIT B

PROPERTY LEGAL DESCRIPTION / APN

#177-24-501-014

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EXHIBIT C

MEMORANDUM OF RENT COMMENCEMENT DATE

Sansone Pecos I-215 II, LLC, a Nevada limited-liability company (“Owner/Lessor”), and BOOMj.com, Inc., a Nevada corporation (“Tenant”) hereby covenant, represent and warrant to each other that the premises, known as 9029 S. Pecos Road, Suite #2800, Henderson, NV 89074, in the Center, consists of Four Thousand One Hundred Forty Four (4,144)square feet of Usable Space,Four Thousand Five Hundred Sixty (4,560) square feet of Actual Space, andFour Thousand Five Hundred Sixty (4,560) square feet of Rentable Space (as defined in the Lease) for purposes of Section 1.1 of the Lease (defined below).

1. Tenant has leased the premises pursuant to a lease (“Lease”) dated December 28, 2007 entered into between the undersigned Tenant and Owner/Lessor, and hereby acknowledges that it has received a full and complete copy of the fully executed Lease Agreement.

2. The Lease is presently in full force and effect.

3. The Lease constitutes the entire agreement between Owner/Lessor and Tenant, and there have been no amendments, written or oral, to such agreement.

4. All improvements required under the terms of the Lease to be made by Owner/Lessor have been satisfactorily completed and have been accepted by the undersigned. (EXCEPTIONS TO BE STATED ON A SEPARATE ATTACHED SHEET HERETO, EXECUTED AND DATED)

5. Tenant hereby acknowledges that the Delivery Date is _____________ and that it has, of the date of this Memorandum, received the keys thereto.

6. The Rent Commencement Date, as defined in the Lease, is January 2, 2008. The Lease is set to expire, without considering the exercise of any extensions thereto, on December 31, 2011.

7. The amount of prepaid rent is Ten Thousand Three Hundred Five and 60/100 Dollars ($10,305.60) for the month of January 2008.

8. The amount of the Security Deposit paid under the terms of the Lease is Fifteen Thousand Four Hundred Fifty Eight and 40/100 Dollars ($15,458.40), receipt of which is hereby acknowledged by Owner/Lessor.

9. Tenant has provided Owner/Lessor with the required certificate(s) of insurance on the premises pursuant to Article 11 of the Lease.

Tenant’s Initials _____________
   Landlord’s Initials____________

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth in the first paragraph above.

LANDLORD: Sansone Pecos I-215 II, LLC, a Nevada Limited Liability Company

Date	By:

Name:

Its:

TENANT: BOOMj.com, Inc., a Nevada corporation

Date	By:

Name:

Its:

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EXHIBIT D

TENANT’S WORK LETTER

This Work Letter is executed concurrently with the lease dated December 28, 2007 by and between Sansone Pecos I-215 II, LLC, a Nevada Limited Liability Company, as Landlord, and BOOMj.com, Inc., a Nevada corporation, as Tenant (“Lease”), covering the Premises (as defined in the Lease). Capitalized terms not otherwise defined herein shall have their definition as set forth in the Lease.

1.  Notwithstanding anything to the contrary contained in this Lease, Landlord shall have delivered the Premises in “as is” condition as of the Delivery Date with the improvements as shown on Exhibit A attached hereto (“Landlord’s Work”). In the event Tenant elects to construct additional improvements (“Tenant Improvements”) within the Premises, Tenant shall, subject to prior approval by Landlord, construct such additional improvements in accordance with the provisions of this Exhibit D.

All items provided by Landlord shall be designed and constructed by Landlord in its sole discretion. Any items not listed above shall be the responsibility of the Tenant to complete.

2.  Tenant’s Plans and Specifications.

2.1  Submission of Plans and Specifications by Tenant. Tenant shall submit to Landlord for Landlord’s approval, complete plans (full size and 11x17 to be signed by Tenant and attached to Lease) and specifications for the layout, improvement and finish of the Premises consistent with the design and construction of the Premises shell, including partition plans, floor and wall finish plans, reflected ceiling plans, power, telephone communications and data plans, construction detail sheets and millwork detail plans, showing the location of partitions, light fixtures, electrical outlets, telephone outlets, doors, equipment specifications (including weight specifications and cooling requirements) and power requirements (including voltage, amps, phase, and special plugs and connections), wall finishes, floor coverings, millwork and other Tenant Improvements (as defined in Section 2.3) required by Tenant (collectively “Tenants Plan’s”). Plans shall conform to Landlord’s design and building standard criteria. Any deviation must be approved by Landlord in writing and Landlord reserves the right to increase Tenant’s Security Deposit to insure Premises are returned to normal after Tenant vacates Premises. Tenant shall be required to insure that, if the Building is then occupied by other tenants, all excessively loud construction shall be performed prior to 9:00 a.m. or after 5:00 p.m. Monday Friday. Contractor agrees to pay Landlord $100.00 per day for not complying with the following; Contractor shall provide a trash container, maintain and keep clean the work area and clean up after each trade (daily) through out the course of the construction of all Tenant Improvements.

2.2  Approval by Landlord. Tenant’s Plans shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed. If Landlord disapproves Tenant’s Plans or any portion thereof, Landlord shall promptly notify Tenant thereof and of the revisions that Landlord reasonably requires in order to obtain Landlord’s approval. As promptly as reasonably possible thereafter, but in no event later than ten (10) days after Landlord’s notice, Tenant shall submit to Landlord plans and specifications incorporating the revisions required by Landlord. Said revisions shall be subject to Landlord’s approval, which shall not be unreasonably withheld; if Landlord disapproves revised Tenant’s Plans, Landlord shall notify Tenant thereof and of the further revisions Landlord reasonably requires in order to obtain Landlord’s approval. The foregoing process shall be repeated until Landlord finally approves all of Tenant’s Plans required for the Tenant Improvements of the Premises, so that Landlord and Tenant have an agreed upon set of final plans and specifications. The final plans and specifications approved by Landlord shall be referred to as the “Final Plans.” Approval by Landlord shall not be deemed to be a representation by Landlord as to the adequacy or correctness of the design of the Tenant Improvements.

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2.3  Construction of and Payment for Tenant Improvements. All improvements that are set forth in the Final Plans are referred to as “Tenant Improvements” and, subject to Section 3 of this Letter, shall be at Tenant’s sole cost and expense. Landlord shall pay to voucher on behalf of tenant subject to section 3.2 of this Lease as described herewith: Contractor shall comply with the below Tenant Improvement Checklist. Contractor is entitled to two (2) draws through Landlord’s voucher system. After 50% of the improvements are complete, Contractor shall submit an invoice and lien releases for 50% of the original contract amount. After the improvements are completed as per approved plans with Minimum Building Standards and the final inspection has been passed, Contractor shall submit an invoice, lien releases, and “as-built” plans for the remaining 50% of the original contract amount. Landlord shall hold 10% of final invoice for thirty (30) days after completion to ensure premises are completed, all liens are released, and Tenant Improvement Checklist (Exhibit D-1) has been completed.

2.4  As-Built Plans. Within thirty (30) days after the occupancy of the Premises, or prior to final payment, Tenant and or contractor shall submit to Landlord a set of (“As-Built”) plans incorporating all changes and/or revisions that have been made subsequent to the submission of the Final Plans specified in Section 2.2. Contractor shall provide an electronic plan in CAD format to the project’s architect and to Landlord with verification of the location of all demising walls in order to determine the final measurement by the Landlord and the project’s architect. X_______

3. Tenant Improvement Allowance. Landlord shall give Tenant the Allowance (as defined in the Lease), which shall be subject to and applied in accordance with the terms and conditions set forth in Section 3.2 of the Lease.

4. Tenant Improvements.

4.1  Tenant Obligation. Tenant, at its sole expense, shall pay for the cost of all Tenant Improvements to the extent such cost exceeds the Allowance.

4.2 Payment Reconciliation. In the event of any shortage in the amount of the cost of Tenant Improvements based on the actual costs of the construction of such improvements, the Tenant shall immediately deposit funds with Landlord’s voucher control company in an amount sufficient to pay for such costs. In the event that Tenant fails to pay for such costs, Landlord may, subject to any other remedies in this Lease, apply all or part of the Security Deposit held by Landlord under the Lease to the cost of Tenant Improvements and the Security Deposit shall, thereafter, be restored as provided in Section 4.5 of the Lease.

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5. Changes, Additions, Remodels or Alterations. If Tenant shall request any change, addition, or alteration in the Final Plans (a “Change Order”), Tenant shall prepare and submit to Landlord plans, specifications and permits with respect to such Change Order for Landlord’s approval, which shall not be unreasonably withheld or delayed. Any such Change Order shall be subject to the provisions of Sections 2.2 and 4 of this Letter. Neither Landlord nor the contractor shall proceed with the Change Order until Tenant has paid to Landlord or Landlord’s voucher control the additional cost, if any, of the Tenant Improvements attributable to such Change Order.

6. Default. Any default by Tenant and/or Tenant’s contactor under the terms of this Work Letter shall constitute a default under the Lease to which this Work Letter is attached, and shall entitle Landlord to exercise all remedies set forth therein.

7. Payment and Performance Bond. Tenant shall post a bond or cause a bond to be posted to secure the performance of any general contractor engaged to construct the Tenant Improvements. Such bond shall be for an amount equal to 2.5% of the cost of constructing such Tenant Improvements. Landlord reserves the right to hire a general contractor at Tenants expense if the Tenant Improvements or punch-list items have not been completed within thirty (30) days following the date set forth in the construction contract for the construction of the Tenant Improvements as the contract completion date.

8. Licensed Contractor. In addition to meeting the requirements set forth in Section 3.2 of the Lease, Tenant shall cause Contractor to be a Nevada Licensed Bonded and insured (1 million Liability and 2 million aggregate), and on Landlords approved list. Before commencing work, Contractor must submit a refundable security deposit of $3,000.00 to Landlord prior to commencing the construction of any of the Tenant Improvements, which shall applied towards fixing damages done by the Contractor, his subcontractors, invitees, or guests. As a condition of reimbursement, Contractor at its sole cost and expense must make any repairs to the Premises, the Building, or the Project, or reimburse Landlord for the costs incurred by Landlord in making the same on Contractor’s behalf, within five (5) calendar days following receipt of written notice from Landlord. The Contractor’s security deposit will be refunded upon completion of work, Landlord’s inspection of premises, on-sites, and compliance with the Tenant Improvement Checklist (attached as Exhibit D-1) and Tenant Work Letter. Contractor must provide its own trash clean-up and removal and must keep the exterior of the project free from litter and debris. Dumpsters are not to be set on the property without the consent of the Landlord. Any violation will cause the Landlord to hire a cleaning service at the Contractor’s expense and include a fee of $250.00 for office administration. Contractor must protect the existing concrete, asphalt, and landscaping by placing plywood sheets and plastic sheeting over areas where materials and equipment will placed or moved across. Patches are not acceptable replacement from section to section (see Landlord). Before commencing work, Contractor must submit a $400.00 inspection fee to Landlord for periodic inspections during the course of construction and for final inspection of the premises and building exterior. Contractor and Tenant must secure and lock all entrances to the Premises at all times during the course of construction to avoid any damage, vandalism and/or penetrations to other areas within the Building and Project of which the Premises are apart.  In the event Contractor and Tenant fail to secure the Premises in the manner as required above, Contractor and Tenant shall be liable to pay for the total cost and expense for all losses of property and to repair any and all damage caused thereto prior to receiving any portion of the Allowance and Tenant Contribution as defined in Section 3.2 of the Lease. X____________

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9. Subcontractor List: The Contractor must provide, in writing, a complete list of all of the licensed subcontractors used in the construction of the suite, including their names and telephone numbers, with copies to the tenant and the owner/manager of the Building.

10. Withholding of Payments: Notwithstanding anything in this Work Letter to the contrary, Landlord reserves the right to withhold, or to instruct the third party voucher control system to withhold, any and all payments to be made to or for the construction of the Tenant Improvements, including payments from the funds deposited by Tenant with Landlord or such third party voucher control system pursuant to Section 3.2 of the Lease so to ensure the proper construction of such Tenant Improvements and the removal and repair, at the cost and expense of Tenant and Contractor, from the Premises, the Building, the Project, and other improvements of all damage, debris, rubbish, equipment and other similar items.

11. Notices: Contractor must post a Notice of Non-Responsibility in several conspicuous areas, both inside and outside of the Tenant’s suites, in full view of all subcontractors.

12. Penalty: Unless otherwise agreed to, Contractor shall substantially complete the construction of the Premises on or before the Rent Commencement Date (as defined in the Lease). Failure to complete said work shall cause the contractor to be penalized by the amount of Base Rent and Operating Expenses due from the Tenant to the Landlord on a per diem basis until the Premises are complete and a Certificate of Occupancy is issued. The Penalty start-period may be extended if delays are caused by Tenant changes or acts of g-d. X__________

Office Minimum Building Standards

Contactor to provide and verify in writing the following with the Landlord:

Ceiling Tile:	Provide 2’0” x 4’0” acoustical tile 2120 USG ceiling tile, and shall be “Tegular,” 2 x 2 look. X______

Ceiling Height:	To be 9’10”, for soffet and bathroom hard lids 9’minimum. Top of the window mullion 8’. X_______

Ceiling Grid:	Provided 15/16 white suspended T-Bar grid. X_______

Flooring:	1. Carpeting shall be minimum 28 oz direct glue down commercial grade, color selected by Tenant from the project color pallet. Base perimeter shall be carpeted and approved by Landlord. X_______

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2. Commercial Vinyl (VCT) 12” x 12”, 1/8” gauge color selected by Tenant. X_______

3. Base molding 4”, Burke or equal color coordinated rubber base molding, glued. X_______

4. Main entrance to include a 4’X 6’ area at the interior of the door threshold made of tile or other similar hard surface from the project color pallet to be approved by Landlord. X____

5. Restroom floors must be tile or other similar hard surface from the project color pallet to be approved by Landlord. X____

Tile:	All tile color and selections by Tenant and shall require Landlord Approval. X__

Doors:
Minimum exterior 3’0” x 8’0” all interior to 3’0”x 8’0” , by 1¾” thick, all to be solid core, stain grade, which shall be stained natural cherry (or CC-420 Salman comp.). Landlord (See Landlord for approval) X_______

Door Hardware:	Schlage, Al Series, U-626 Finish (brushed metal) X_______

Door Jambs:	“Timely” metal door frames, color black. X_______

Glass & Glassing:	Interior windows, (available at Tenant’s cost) with “Timely,” pre-finished steel window frame, color-black, with ¼” thick clear glass. Provide tempered glass where required by code. X_______

Window coverings:
Window coverings are not included in Tenant Allowance and are furnished by Tenant. Minimum standard is 1” mini-blinds, color alabaster or snow cap white. Window coverings shall be approved by Landlord. X_______

Utilities (General):
Landlord shall provide utilities to the building only. Tenant’s contractor shall make the necessary connections to bring utilities to the Tenant’s suite. All utilities shall be extended by Tenant’s Contractor adjacent to vacant suite or space one (1) foot beyond the subject suite if it sits between the main utility point of connection and other adjacent incomplete suites in order to provide service to others without interrupting the tenant. Water line shall have accessible shut off valve inside the bathroom. X______

Fire Sprinklers:	To meet NFPA 13 and City or County Requirements. X_______

Electrical:
Standard 2’ x 4’ Lay in with 3 bulbs, fluorescent light fixtures. Standard 2 x 2 Lay in with, by Metalux. Recessed Cans to be florescent with Black or White Baffle, White Trim. Lobby fixtures shall have no less than ½” chrome parabolic lenses. Provide control wiring for HVAC equipment. Phone and Data Conduit must be installed from the building stub to the office Destination mark. Place phone and data equipment in closet or in break room. All switches will be “Décor” style. Provide one junction box, with conduit, to the exterior of the tenant’s suite for future signage which shall be individually metered. Contractor shall connect to Landlord’s exterior lights at perimeter of tenant’s premises. Contractor shall install 1 (one) electric panel for every 1,500 square feet of leasable space to be located on the exterior wall and all shall be approved by Landlord. Each office or room (not including restrooms) shall include not less than one (1) phone/data box and conduit to Destination Mark X_______

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Plumbing:	Commercial Enamel Porcelain
Elkay Stainless steel sinks
Delta or Moen Faucets
American Standard or Crane toilets

Plumbing (underground only if approved by landlord), to be Copper Type “K”, above ground Type “L”, Waste lines shall be ABS or PVC, and shall be installed around the perimeter for future sewer needs, and all bathrooms shall have a floor drain and verified by Landlord. Water line shall have accessible shut off valve inside the bathroom. Contractor must provide a diagram of the location of the perimeter sewer line and submit to Landlord. Contractor shall provide a connection to any exterior water spigots that exits the Tenants Premises. All Bathrooms shall be insulated to sound proof them. All faucets, sinks and toilets shall meet handicap and ADA specifications. (code). X_________

Water Meter:
Precision Meters - PMM-RC”, each space shall be individually metered (in gallons), accessible from the exterior of the Building. Landlord to approve spec and type of the proposed water meter. See Landlord for location. X_______

H.V.A.C:
Trane, Carrier, or American Standard (See Landlord) commercial high efficiency units, minimum of 14 seer rating, with Digital Thermostats, HVAC shall not be less than one (1) ton per two hundred and fifty (250) square feet. Perimeter spaces may require more. All units to be insulated for sound reduction. Return air filters shall be within each suite. 2’ x 2’ perforated supply and return air registers to match ceiling grid for each office / area as required. Each unit to include a permanent identification tag in heat and sunlight resistant material that indicates which suite the unit provides service to. If Landlord installs A/C units, there will be a credit to Landlord. X_______

Destination Mark:
Destination Mark for phone system to be noted on plans and to be provided by Tenant’s General Contractor. Destination Mark to be placed in a break or storage room and enclosed in paint grade material. Any other location to be approved by Landlord X_________

Fire Extinguishers:	Provide semi-recessed mounted building standard fire extinguishers as required by code. X_______ (See Landlord)

Framing:	Interior demising wall shall be minimum 6” 20-gauge 3-5/8” steel stud framing on 24” center. All interior walls shall be 4” 25-gauge metal stud framing. X____

Insulation:
Provide R-38 insulation wired to the deck, exterior and demising walls R-19, Walls between offices, and all plumbing walls, baths and all pipes shall be R-11, to minimize sound transmission. If noise transmits to other tenants within the building, tenant shall provide R-19 from the demising wall to the first separation wall on the Tenant’s side of the demising wall to reduce sound transmission. X_______

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Drywall:
All walls minimum 5/8” gypsum board (drywall) and all corners shall be bullnosed. Texture shall be “extra fine orange peel.” Contractor shall provide Landlord sample of the Texture for approval. X_______

Painting:
The Landlord pre-approved paint colors are as follows: Frazee 1S Desert Tumbleweed 8723M & Frazee 2S Bark Mulch 8723M. One primer coat and two coats of eggshell enamel paint latex building standard colors, building standard semi-gloss enamel paint at any unfinished hollow metal door frames. Any deviation from the pre-approved color must be approved by Landlord and Landlord will require an additional security deposit to return the premises to the standard colors. X_______

Roof:	All roof penetrations to be repaired by Landlord roofing contractor, at Tenants expense. X_______

Minimum Room
and Hall sizes:	No room shall be less then 9’x10’, except for bathrooms, break or storage rooms. All offices shall be not less then 10’x12’. All hallways shall not be less then 5’. X_________

Tenant Work Letter:	All plans and working drawings must include the above Minimum Building Standards printed directly on the plans.

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A.P.N.

RECORDING REQUESTED BY, AND WHEN RECORDED RETURN TO: _____________________________ _____________________________ _____________________________ _____________________________

NOTICE OF NON-RESPONSIBILITY
(Per NRS §108.234)

Notice is hereby given that:

1.	The name and address of the disinterested owner is _____________________.

2.	The name and address of all co-owners, if any, who hold any title or interest with the undersigned in the property are as follows:

3.	The name and address of the person who is causing the work of the improvement to be constructed, altered, or repaired is _______________________.

4.	The location of the improvement is _______________.

5.	The address of the property upon which the improvement is or will be constructed, altered, or repaired is _____________________, and the legal description thereof is as follows:

6.
The nature and extent of the disinterested owner’s interest in the improvement and the property upon which the improvement is or will be constructed, altered, or repaired is ____________________________ [INSERT ONE OF THE FOLLOWING TYPE OF INTERESTS: fee, purchaser under contract for purchase, lessee, ground lessee, etc.].

7.
The disinterested owner first learned of the construction, alteration, or repair of the improvement that is the subject of this Notice of Non-Responsibility on the ___ day of ________________________, 20___.

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8.
The disinterested owner notified the person who is causing the work of the improvement to be constructed, altered, or repaired of his, her, or its obligations to comply with Section 4 of SB 343, 73rd Session of the Nevada Legislature on the ______ day of ______________________, 20___.

Dated this _____ day of ________________, 20__.

ENTITY NAME (MUST BE THE REAL OWNER], a ______________

By:

Its:

STATE OF NEVADA COUNTY OF CLARK	}ss.

The forgoing Notice of Non-Responsibility was acknowledged before me on this ____ day of _________________, 20___, by ___________________, in his/her capacity as the _________________ of [ENTITY NAME AND TYPE], the [CAPACITY OF THE PERSON SIGNING] of [ENTITY NAME AND TYPE].

Notary Public

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Tenant and contractor have received this Work Letter.

LANDLORD: Sansone Pecos I-215 II, LLC, a Nevada Limited Liability Company

Date	By:

Name:

Its:

TENANT: BOOMj.com, Inc., a Nevada corporation

Date	By:

Name:

Its:

CONTRACTOR:

Date	By:

Name:

Its:

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EXHIBIT D-1

Tenant Improvement Checklist

_________________________			_____________
TENANT			SQ. FT.

Before Work Commences
Notes
Contractor License	☐

Contractor License Insurance	☐

Plans Approved by Landlord	☐

Signed Construction Contract	☐

Signed Tenant Work Letter	☐

$3,000 Security Deposit + $400 Inspection Fee + $250 Office Administration Fee	☐

Tenant Contribution	☐

Contractor Acknowledgement of repayment of reimbursables per section 1.1 in Exhibit D	☐

Before 1st Draw

Rough Plumbing Complete	☐
(w/Perimeter As-Built)

Plumbing Location Verification	☐	By: Feet From Perimeter

Rough Electrical & Conduit	☐
(Low Voltage)

Framing Complete	☐

Insulation Complete	☐
(except for above ceiling grid)

HVAC Units Installed	☐

Water Meter	☐

200 AMP Panel	☐
(per every 1,500-2,000 s.f.)

Sewer stubbed to other adjacent suites	☐
(if applicable)

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Before 2nd Draw

Ceiling Tile Complete	☐

Flooring Complete	☐

Finished Plumbing & Restroom Fixtures	☐

Finished Electrical & Lighting	☐

Doors Complete with Hardware	☐

Glass & Glass Doors Complete	☐

Fire Sprinklers Complete	☐

Fire Extinguishers Installed	☐

Paint & Texture Complete	☐

HVAC & Distribution Complete	☐

Gas Meter	☐

Electric Meter	☐

Walk Roof - Check Penetrations	☐

Passed Final Inspection	☐

Before Final Draw

30 Days from Certificate of Occupancy	☐

All Lien Releases Submitted	☐

Two Sets of As-Built Plans Provided	☐

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EXHIBIT D-2

NOTICE OF DELIVERY DATE

Sent Via:	Facsimile
US Mail
Certified Mail
Hand-delivered

Today’s Date: __________________

Dear Tenant,

This shall serve as notice to Tenant that the premises described in the Lease dated December 28, 2007 by and between Sansone Pecos I-215 II, LLC a Nevada Limited Liability Company, as Landlord, and BOOMj.com, Inc. are available for possession by the Tenant. Tenant may occupy the space or commence Tenant Improvements.

Please acknowledge receipt of this letter by signing below and faxing it back our office at 914-9505. Also, please check the appropriate box referring to the receipt of the key to you premises.

Sincerely,

_____________________
Sansone Pecos I-215 II, LLC

I or my contractor (circle one) have / have not received a key for my premises.

_____________________
BOOMj.com, Inc.

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EXHIBIT E

RULES AND REGULATIONS

(a)
Sidewalks, parking areas, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes, or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

(b)	Tenant shall dispose of all trash in receptacles designated by Landlord.

(c)	Plumbing, fixtures and appliances shall be used only for the purposes for which constructed and no unsuitable material shall be placed therein.

(d)
No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the (inside or outside) windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its reasonable discretion. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant. Tenant shall not cause or allow persons to hold, display, solicit or wear any promotional costumes, signs, or materials for the purpose of advertising to the general public on the exterior of its Premises including, but not limited to, on-site areas, public sidewalks, or any area within five hundred (500) yards of the Project.

(e)
Tenant shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

(f)	Corridor doors, when not in use, shall be kept closed.

(g)
Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with them.

(h)	No animals shall be brought into or kept in or about the Building.

(i)	When conditions are such that Tenant must dispose of crates, boxes, etc. on the sidewalk, it will be the responsibility of Tenant to dispose of same prior to 7:30 a.m. or after 5:30 p.m.

(j)
No machinery of any kind, other than ordinary office machines such as computers and photocopy machines and ordinary and necessary equipment for Tenant’s business shall be operated on Premises without the prior written consent of Landlord, nor shall Tenant use or keep in the Building any inflammable or explosive fluid or substance (including living Christmas trees and lighted ornaments), or any illuminating materials, except candles, without Landlord’s written consent.

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(k)	No motorcycles or similar vehicles will be allowed in any portion of the Building other than the parking areas.

(l)
No nails, hooks, or screws (other than for the purpose of hanging normal office wall decorations) shall be driven into or inserted in any part of the Building except as approved by Building maintenance personnel.

(m)	Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

(n)	No food and/or beverages shall be distributed from Tenant’s office (other than food and beverages intended for Tenant’s employees and clients) without the prior written approval of Landlord.

(o)
No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Landlord or its agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given two (2) keys to the Premises by Landlord.

(p)
Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord’s access will be for Tenant’s account.

(q)	Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

(r)	No portion of the Building shall be used for the purpose of lodging rooms.

(s)	Vending machines or dispensing machines of any kind will not be placed in the Premises by Tenant other than soft drink, candy and other similar vending machines for the use of Tenant’s employees).

(t)
Prior written approval, which shall be at Landlord’s sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting at Tenant’s expense.

(u)
No Tenant shall make any changes or alterations to any portion of the Building without Landlord’s prior written approval, which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord or by contractors and/or workers approved by Landlord. The provisions of this Paragraph shall not affect or be deemed to supersede in any way the provisions of the Lease with regard to the improvement and alteration of the Premises.

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(v)	Tenant shall provide plexiglass or other pads for all chairs mounted on rollers or casters.

(w)
In the event that the project is governed by an owner’s association and/or covenants, codes and restrictions (CC&R’s), Tenant agrees to pay for any fines on the property and abide by CC&R's, of the owner’s association. In the event CC&R’s are applicable, the Landlord will make available, at Landlord’s office during normal business hours, a copy to the Tenant at its request.

(x)
Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in its reasonable business judgment shall from time to time be needful for the operation of the Building, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.

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EXHIBIT F

GUARANTY OF LEASE

This Guaranty of Lease (“Guaranty”) is made as of the December 28, 2007, by BOOMj.com, Inc. (“Guarantor”) in favor of Sansone Pecos I-215 II, LLC, a Nevada Limited Liability Company (“Landlord”), with respect to that certain lease agreement dated December 28, 2007 a copy of which is attached hereto and incorporated herein by reference as Lease dated December 28, 2007 (collectively, the “Lease”) between Landlord and, BOOMj.com, Inc. (Tenant).

WITNESETH

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Guarantor agrees as follows:

1. The Guarantor directly, absolutely, independently, primarily, unconditionally and continually guarantees to the Landlord and its successors and assigns, the full and punctual payment, performance and observance by the Tenant of all terms, covenants and conditions contained in the Lease on Tenant’s part to be kept, performed or observed. If, at any time, default shall be made by Tenant in the performance or observance of any of the terms, covenants or conditions contained in the Lease on the Tenant’s part to be kept, performed or observed, the Guarantor will pay, keep, perform and observe the same, as the case may be, in the place and stead of the Tenant.

2. Any act of the Landlord or its agents, or the successors or assigns of the Landlord or their agents, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to the Tenant, or to the release of any collateral providing security for the full performance of Tenant’s obligations, or the failure of Landlord to resort to any of its remedies provided by the Lease or at law or in equity, may be done and taken without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder. Guarantor hereby expressly waives any notice of non-payment, non-performance or non-observance, or proof of notice or demand, in order for Landlord to claim under this Guaranty.

3. The obligations of the Guarantor hereunder shall not be released by Landlord’s receipt, application or release of security given for the performance and observance of covenants and conditions contained in the Lease, nor by any modification of the Lease, but in case of any such modification the liability of the Guarantor shall be deemed modified in accordance with the terms of any such modification.

4. The liability of the Guarantor hereunder shall in no way be affected by: (a) the release or discharge of the Tenant in any receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the Tenant’s liability under the Lease resulting from the operation of any present or future provision of the bankruptcy laws or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by the Tenant; (e) any disability or other defense of the Tenant; (f) the cessation from any cause whatsoever of the liability of the Tenant; or (g) the impairment or release of any collateral securing the full performance of Tenant’s obligations.

Tenant’s Initials _____________
   Landlord’s Initials____________

5. This Guaranty shall apply to the Lease, any extension or renewal thereof and to any holdover term thereby granted or any extension or renewal thereof.

6. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

7. Guarantor shall pay all costs incurred, including reasonable attorneys’ fees, in the event collection or enforcement efforts are commenced against Guarantor under this Guaranty, such costs and reasonable attorneys’ fees to be paid irrespective of whether or not action or actions are commenced or continued to judgment.

8. Guarantor’s liability herein is primary, direct, absolute, continual and unconditional and is independent of the obligations of Tenant. A separate action may be brought and the obligations of Guarantor be immediately enforced without necessity of any action against Tenant or collateral, if any, or the resort by Landlord to any of its remedies under the Lease, whether at law or in equity, and a separate action may be prosecuted against Guarantor whether or not action or actions are brought against Tenant and whether or not Tenant is joined in any such action.

9. No delay on Landlord’s part in exercising any right, power or privilege under this Guaranty or any other document executed in connection herewith shall operate as a waiver of any such right, power or privilege.

10. Guarantor agrees that any judgment rendered against Tenant for monies or performance due Landlord shall in every and all respects bind and be conclusive against Guarantor to the same extent as if Guarantor had appeared in any such proceeding and judgment therein had been rendered against Guarantor.

11. Guarantor subordinates to Tenant’s obligations to Landlord all indebtedness of Tenant to Guarantor, whether now existing or hereafter contracted, whether direct or indirect, contingent or determined. With respect to any such indebtedness of Tenant to Guarantor, Guarantor further agrees to make no claim therefore until any and all obligations of Tenant to Landlord shall have discharged in full and Guarantor further covenants and agrees not to assign all or any part of such indebtedness while this Guaranty remains in effect.

12. The terms, covenants and conditions contained in this Guaranty shall apply to and bind the Guarantor and the Guarantor’s heirs, successors and assigns.

13. The terms, covenants and conditions contained in this Guaranty shall inure to the benefit of the successors and assigns of Landlord. Without limiting the holder of any lien or security interest in the real property described in the Lease, any assignee of Landlord’s interest in the Leases and any purchaser at a foreclosure, trustee’s or other sale shall be entitled to the benefits of this guaranty provided that the foregoing is not intended to supersede any subordination of the Lease to such lien or security interest.

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14. If any term, covenant or condition of this Guaranty, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Guaranty, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be executed as of the day and year first written above.

GUARANTOR: BOOMj.com, Inc.

By:	Date

Name	It’s

STATE OF NEVADA	)
	)	SS
COUNTY OF CLARK	)

This instrument was acknowledged before me on the ____day of _____________, 20__, by __________________________ as authorized signer for BOOMj.com, Inc.

________________________________
Notary Public

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EXHIBIT G

RENT SCHEDULE

Effective as of the first day of the calendar month on the first anniversary in which the Rent Commencement Date occurred, the Basic Rent shall be adjusted in accordance with the provisions of Article 4.2 of the Lease, as provided in this Exhibit G; provided, however, that the following is based on the Rentable Space being Four Thousand Five Hundred Sixty (4,560) square feet, which is an estimate of such Rentable Space and is subject to change as provided in the Lease. If the actual Rentable Space is increased or decreased as provided in the Lease, then the Basic Rent to be paid, as reflected on this Exhibit G, as be adjusted accordingly.

YEAR(S):	MONTHLY BASIC RENT:
1	$8,892.00 months 1-6 $10,260.00 months 7-12
2	$10,670.40
3	$11,097.22
4	$11,541.11

IN WITNESS WHEREOF this Basic Rent Schedule is executed as of the date of the Lease Agreement.

LANDLORD: Sansone Pecos I-215 II, LLC, a Nevada Limited Liability Company

Date	By:

Name:

Its:

TENANT: BOOMj.com, Inc. a Nevada corporation

Date	By:

Name:

Its:

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EXHIBIT H

LANDLORD’S FURNITURE

Landlord to allow Tenant the use, subject to Section 34 of the Lease, of the following list furniture items in the original condition as shown on the attached photos:

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